                 [LETTERHEAD OF SOUTHERN MICHIGAN BANCORP, INC.]






March 16, 2001



Dear Shareholder:

         We invite you to attend our 2001 Annual Meeting of Shareholders. This year's meeting will be held on Monday, April 16, 2001, at 4:00 p.m. at Southern Michigan Bank & Trust, 51 West Pearl Street, Coldwater, Michigan.

         Many of the traditional elements of our annual report, including our audited financial statements, can be found in Appendix A to the Proxy Statement. For your convenient reference, a table of contents is located on page A-1 of the Proxy Statement.

         It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting of Shareholders and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed Proxy using the envelope provided at your earliest convenience.


Sincerely,



/s/ James T. Grohalski
------------------------------------
James T. Grohalski
President and
Chief Executive Officer

                         SOUTHERN MICHIGAN BANCORP, INC.
                              51 West Pearl Street
                            Coldwater, Michigan 49036



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of Shareholders of Southern Michigan Bancorp, Inc. will be held on Monday, April 16, 2001 at Southern Michigan Bank & Trust, 51 West Pearl Street, Coldwater, Michigan at 4:00 p.m. for the purpose of considering and voting on the following matters:

         (1) Election of four (4) directors to serve for a three year period ending with the annual meeting of shareholders following the year ended December 31, 2003.

         (2) Ratification of the selection of Crowe, Chizek and Company LLP as Independent Auditors for 2001.

         (3) Transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the Annual Meeting.

         It is important that your shares be represented at the meeting. We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may revoke your proxy and vote in person.

                                    By Order of the Board of Directors


                                    /s/ Jaylen T. Johnson
                                    ---------------------
                                    Jaylen T. Johnson
                                    Secretary

Date: March 16, 2001

                         SOUTHERN MICHIGAN BANCORP, INC.
                              51 West Pearl Street
                            Coldwater, Michigan 49036

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Southern Michigan Bancorp, Inc., a Michigan corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company to be held Monday, April 16, 2001 at 4:00 p.m. at Southern Michigan Bank & Trust, 51 West Pearl Street, Coldwater, Michigan (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         The costs of soliciting proxies will be paid by the Company. Proxies may be solicited by mail, in person or by telephone by directors, officers and regular employees of the Company. These persons will not be specially compensated for soliciting proxies. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward materials to beneficial owners of shares of the Company held of record by such persons and will reimburse them for their reasonable charges and out-of-pocket expenses in connection therewith.

         As of March 1, 2001, the record date for the Annual Meeting, there were 1,940,502 shares of common stock of the Company, par value $2.50 per share (the "Common Stock"), issued and outstanding. Each outstanding share is entitled to one (1) vote on each matter submitted to a vote at the Annual Meeting. The transaction of business at the Annual Meeting requires the presence of a quorum, which will be established by the presence or representation at the Annual Meeting of shares of the Company entitled to cast a majority of the votes at the meeting. Directors will be elected by a plurality of the votes cast, whether in person or by proxy, by holders of the Common Stock entitled to vote at the Annual Meeting (see "Proposal (1) - Election of Directors"). The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to approve Proposal (2). Shares as to which authority is withheld in the election of directors, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Since they are not votes cast, shares as to which authority is withheld will have no effect on the election of directors. Abstentions and broker non-votes will have the same effect as votes against Proposal (2).

         Proxies are revocable by the delivery of written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting and voting in person. All proxies returned before the Annual Meeting will be voted in accordance with the instructions contained therein. If the proxy is not marked with the shareholder's instructions as to voting, the shares to which the proxy relates will be voted for the nominees for director named in this Proxy Statement, for Proposal (2) and in the discretion of the proxies on any other business as may properly come before the Annual Meeting. All shareholders are encouraged to mark, date and sign the enclosed proxy card and return it to Registrar and Transfer Company, the transfer agent for the Company's stock. This Proxy Statement and accompanying proxy card were first sent or given to shareholders on approximately March 16, 2001.

Principal Shareholders

         The following table sets forth, as of February 15, 2001, the names and addresses of all beneficial owners of 5% or more of the Common Stock showing the amount and nature of such beneficial ownership:

                                 NAME AND ADDRESS OF                      AMOUNT AND NATURE OF           PERCENT
      TITLE OF CLASS              BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)         OF CLASS
---------------------------------------------------------------------------------------------------------------------
      Common Stock             Southern Michigan Bank                          196,352(a)                 10.12%
                               & Trust
                               51 West Pearl Street
                               Coldwater, MI  49036

      Common Stock             Harvey B. Randall                               146,022(b)                  7.52%
                               8391 Old U.S. 27 South
                               Marshall, MI  49068

         (1) Based upon information furnished to the Company by the beneficial owners named above. The nature of beneficial ownership for shares shown is sole voting and investment power, except as set forth below. Shares have been rounded to the nearest whole share.

                  (a) Shares are held by the Trust Department of Southern Michigan Bank & Trust (the "Bank") in various fiduciary capacities. 1,089 of such shares are voted by the Bank with no investment power.

                  (b) Includes 146,022 shares held by Mr. Randall as trustee.

                      PROPOSAL (1) - ELECTION OF DIRECTORS

         The Company's Board of Directors is currently composed of ten directors who are divided into three classes. One class is elected each year for a three year term. Four directors are proposed to be elected at the Annual Meeting to serve for a three year term ending with the annual meeting of shareholders following the year ended December 31, 2003. All of the nominees are currently serving as directors. If any of the nominees are unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of the person nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

         The following table lists the names of the nominees and the other current directors and their ages as of February 28, 2001, their principal occupations and the year in which each became a director.

                                                                                                 YEAR FIRST BECAME
                                                     PRINCIPAL OCCUPATION(S) FOR                 A DIRECTOR OF THE
     NAME OF DIRECTOR                    AGE               PAST 5 YEARS(1)                            COMPANY
-----------------------------------------------------------------------------------------------------------------------
        Nominees of the Board of Directors for Election at the Annual Meeting:

     H. Kenneth Cole                     52        Treasurer -- Hillsdale College                         1998

     William E. Galliers                 58        Co-Owner and Chief Executive Officer -- G &            1993
                                                   W Display Fixtures, Inc. (manufacturer of
                                                   display fixtures)

     James T. Grohalski                  60        President and Chief Executive Officer of               1982
                                                   the Company and the Bank since December
                                                   31, 1998; Executive Vice President and
                                                   Chief Financial Officer of the Company and
                                                   President of the Bank from January 1, 1984
                                                   until December 31, 1998; Mr. Grohalski
                                                   joined the Bank in 1967.

     James J. Morrison                   52        Chairman of the Board of Directors of the              1991
                                                   Company; Owner -- Morrison & Associates
                                                   (insurance)

        Directors Whose Terms Continue until the 2002 Annual Meeting:

     James P. Briskey                    67        Owner -- Pittsford Grain Incorporated                  1982
                                                   (grain elevator operator)

     Nolan E. Hooker                     49        Owner -- Hooker Oil Co. (distributor of                1991
                                                   heating oil); Co-Owner - Best American Car
                                                   Washes

     Jane L. Randall                     79        Owner -- Dally Tire Co. (tire distributor)             1982

        Directors Whose Terms Continue until the 2003 Annual Meeting:

     Gregory J. Hull                     52        Farmer                                                 1995

     Freeman E. Riddle                   68        Owner -- Spoor & Parlin, Inc. (farm                    1982
                                                   equipment)

     Thomas E. Kolassa                   53        Partner -- Burnham Insurance Group since               1995
                                                   2000; Owner -- The Planning Group
                                                   (insurance) prior to joining Burnham
                                                   Insurance Group

         The following table sets forth, as of February 15, 2001, the total number of shares of the Common Stock beneficially owned, and the percent of such shares so owned, by each director and by all directors and executive officers of the Company as a group.

      NAME OF BENEFICIAL OWNER OR                        AMOUNT AND NATURE OF               TOTAL         PERCENT
      NUMBER OF PERSONS IN GROUP                        BENEFICIAL OWNERSHIP(1)                          OF CLASS
---------------------------------------------------------------------------------------------------------------------
      James P. Briskey                                            11,148                    22,296          1.15
                                                                  11,148 (a)

      H. Kenneth Cole                                                366                       366           (2)

      William E. Galliers                                          3,711 (a)                 3,711           (2)

      James T. Grohalski(3)                                       23,700 (b)                23,700          1.22

      Nolan E. Hooker                                                878 (a)                   878           (2)

      Gregory J. Hull                                              1,262 (a)                 1,262           (2)

      Thomas E. Kolassa                                            2,142 (a)                 2,142           (2)

      James J. Morrison                                            2,042                     4,703           (2)
                                                                   2,661 (a)

      Jane L. Randall                                              5,945 (c)                 5,945           (2)

      Freeman E. Riddle                                            4,554                     7,000           (2)
                                                                   2,446 (a)

      All directors and executive officers as a                   72,003                    72,003          3.71%
      group (10 persons)

         (1) Based upon information furnished to the Company by the individual named and the members of the designated group. The nature of beneficial ownership for shares shown is sole voting and investment power except as set forth below. Shares have been rounded to the nearest whole share.

                  (a)      Shared voting and investment power.

                  (b) Includes 21,217 shares held by the Bank's Employee Stock Ownership Plan (the "ESOP") as to which Mr. Grohalski has voting power only.

                  (c)      Shares indicated are held as trustee.

         (2)      Less than one percent (1%).

         (3)      Mr. Grohalski is the only executive officer of the Company.


Meetings, Committees and Compensation of the Board of Directors

         The Board of Directors of the Company held twelve (12) meetings during 2000. All directors attended at least 75 percent (75%) of the aggregate of the total number of meetings of the Board of

Directors and the total number of meetings held by all standing committees of the Board on which they serve.

         The Company's Board of Directors has an Audit Committee which held three (3) meetings during 2000. During 2000, the committee was comprised of Messrs. Galliers, Hull, Hooker and Kolassa. The Audit Committee determines whether adequate internal controls are being maintained. It meets with the Company's independent auditors to review internal controls, procedures of the Company and the Bank, the scope of internal audits, the financial position of the Company and external audits of the Company.

         The Bank's Board of Directors has a Compensation Committee which held two (2) meetings during 2000. The Committee is comprised of Messrs. Morrison, Cole and Briskey. The Compensation Committee is responsible for setting and administering the policies which govern annual compensation and incentive programs. In addition, from time to time, it reviews all executive compensation and benefit programs available to executive officers of the Company and to all officers and staff of the Bank. In this respect, the Committee makes recommendations to the Board of Directors with respect to the Compensation of the President and Chief Executive Officer, as well as reviewing and approving the President and Chief Executive Officer's recommendations for other officers of the Company.

         The Company's Board of Directors has an Executive Committee which held four (4) meetings during 2000. The Committee is comprised of Messrs. Cole, Grohalski, Hull, Riddle, Kolassa and Mrs. Randall. The Executive Committee reviews major policy changes, evaluates the performance of the President and Chief Executive Officer and reviews any merger or expansion plans. The Executive Committee also reviews any executive officer promotions and acts as the nominating committee for future members of the Board of Directors.

         The Executive Committee, acting as the nominating committee, will consider nominees recommended by shareholders of the Company. The Company's Bylaws establish a procedure with regard to nominations, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors (the "Notice Procedure"). The Notice Procedure provides that only such persons who are nominated by the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election, as the case may be, at the Annual Meeting. To timely nominate an individual under the Notice Procedure, a shareholder must deliver notice to the Secretary of the Company not less than thirty (30) days, but no more than ninety (90) days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders. To be timely for consideration at the Annual Meeting, notice of shareholder proposals and/or shareholder nominations must have been received by January 29, 2001. The Secretary has not received any such notice. Nominees proposed by a shareholder for which written proxy solicitation by the Board of Directors is sought shall be made in writing and shall be delivered to the Chairman or the Secretary of the Company by December 31 of the year preceding the year in which the nomination is proposed. Under the Notice Procedure, notice to the Company from a shareholder who proposes to nominate a person at an annual meeting for election as a director must contain such nominee's name, occupation, age, business and residential address and beneficial ownership interest in the Company, together with evidence of such person's willingness to serve as a director if elected. Such notice must also be accompanied by a completed Director Qualification, Eligibility and Disclosure Questionnaire and evidence that the proposed nominee is eligible to serve as a director, all as required by, and in accordance with the Company's Bylaws.

         Currently, each director of the Company whose principal occupation is not with the Company or the Bank receives an annual fee of $6,361 which will be indexed for inflation in 2001. In addition, outside directors are compensated $150 for each committee meeting attended and participate in a bonus program based upon the achievement of growth and profitability goals. $1,000 per outside director was paid as a bonus for 2000. The directors are eligible to receive stock options under the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan.


Audit Committee Report, Charter, and Independence

Audit Committee Report.

         The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended December 31, 2000 (the "Consolidated Financial Statements"): (i) the Audit Committee has reviewed and discussed the Consolidated Financial Statements with the Company's management;
(ii) the Audit Committee has discussed with its independent auditors (Crowe, Chizek and Company LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Consolidated Financial Statements; (iii) the Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Company and its related entities) and has discussed with the auditors the auditors' independence from the Company; and
(iv) based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Consolidated Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE
William E. Galliers, Nolan E. Hooker, Gregory J. Hull, Thomas E. Kolassa & H. Kenneth Cole.

Audit Committee Charter.

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix B.

Independence of Audit Committee Members.

         During 2000, the Company's Audit Committee was comprised of Messrs. Galliers, Hull, Hooker and Kolassa. H. Kenneth Cole was appointed to the Audit Committee on February 19, 2001. Each of these members meets the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.


Executive Compensation

         The following table sets forth compensation paid by the Company and the Bank with respect to the fiscal year ended December 31, 2000 to the Company's Chief Executive Officer. Mr. Grohalski is the only executive officer of the Company.

                           SUMMARY COMPENSATION TABLE


                                                             ANNUAL COMPENSATION
                                                           -------------------------       ALL OTHER COMPENSATION
       NAME AND PRINCIPAL POSITION                         YEAR        SALARY ($)(1)               ($)(2)
       --------------------------------------------------------------------------------------------------------------
       James T. Grohalski
       President and Chief Executive                       2000           $161,665                 $7,844
       Officer of the                                      1999           $140,570                 $7,344
       Company and the Bank                                1998           $133,813                 $7,400


         (1) The amounts shown include amounts deferred under the 401(k) provisions of the ESOP and the Bank's Executives' Deferred Compensation Plan.

         (2) The amounts shown include the following for 2000: (i) employer contributions to accounts in the ESOP and the Deferred Compensation Plan of $4,004 and $3,000 respectively for Mr. Grohalski; and (ii) $840 constituting the value of insurance premiums paid by the Bank for term life insurance for Mr. Grohalski's benefit.


Retirement Benefits

         Officers of the Company participate in the Southern Michigan Bank & Trust Retirement Plan (the "Retirement Plan") which has been adopted by the Bank. Under the terms of the Retirement Plan, a normal monthly retirement benefit is provided to covered employees who attain the age of 65. It provides for a normal retirement benefit after 30 years of credited service equal to 35% of a participant's actual monthly compensation based on the participant's highest consecutive five year average compensation (see column captioned "Remuneration"). For participants with less than 30 years credited service, reduced benefits are available in an amount equal to the normal retirement benefit reduced by 1/30 for each year of service less than 30. Participants are 100% vested after five years of credited service, and are subject to forfeiture upon termination of employment with credited service less than five years. The following table represents estimated normal annual benefits payable on a straight-life annuity basis upon retirement at age 65 and are not subject to deduction for social security benefits:

                               PENSION PLAN TABLE


                                                                       YEARS OF SERVICE
                                                 -------------------------------------------------------------

                    REMUNERATION                        25                  30                    35
               -----------------------------------------------------------------------------------------------
                           $120,000                  $35,000             $42,000               $42,000

                           $130,000                  $37,900             $45,500               $45,500

                           $140,000                  $40,800             $49,000               $49,000

                           $150,000                  $43,750             $52,500               $52,500

                           $160,000                  $46,700             $56,000               $56,000


James T. Grohalski has 33 years of credited service and $141,300 current covered remuneration.

         The Bank also has in effect a supplemental retirement arrangement in the form of an Executive Employee Salary Continuation Agreement with Mr. Grohalski under which a specified annual benefit, in addition to that provided under the Retirement Plan, is payable to the participant upon retirement at age
65. The participant is entitled to a reduced benefit if his retirement occurs between the ages of 62 and 65. No benefit is payable if the participant voluntarily terminates his employment or is discharged for cause prior to the age of 62. However, the specified benefit is payable beginning at age 65, if the participant's employment is terminated after a "change in control" of the Company, and in connection with such change, his title, responsibility or compensation is significantly lessened or the status of his employment is changed without his consent. The specified annual benefit, when added to the benefit under the Retirement Plan, is intended to be approximately equal to the benefit the participant would have received under the Retirement Plan but for a plan amendment which changed the Retirement Plan's benefit formula to comply with changes in pension laws and which substantially reduced the participants' benefits. For James T. Grohalski, the specified benefit payable upon retirement at age 65 under the supplemental retirement arrangement is $22,060 per year for 15 years. The Board of Directors may increase the benefit by not more than 2% per year prior to retirement.

         The Bank also has an Executives' Deferred Compensation Plan (the "Deferred Compensation Plan") for directors and certain officers. Under the Deferred Compensation Plan, participants elect to defer a portion of their compensation (in the case of directors, their fees) on a pretax basis. Upon retirement at or after age 65, the participant or his or her designated beneficiary is entitled to a benefit equal to the amount of the participant's deferrals to the Deferred Compensation Plan plus earnings on such deferrals at a specified rate of interest compounded annually, payable in equal monthly amounts for not less than 180 months. Upon the participant's termination of employment or retirement before age 65, the benefit payable to the participant at age 65 is determined by multiplying the amount deferred under the Deferred Compensation Plan by the ratio of the number of months for which the participant made deferrals to the number of months from the time the participant began making deferrals to the participant's reaching age 65. The amounts shown in the summary compensation table above include amounts deferred as contributions under the Deferred Compensation Plan.

         The Company and the Bank have executed an Employment Agreement with Mr. Grohalski whereby Mr. Grohalski will serve as the President and Chief Executive Officer of the Company and the Bank. The term of the Employment Agreement is for one year and it may be renewed by mutual agreement of the Company, the Bank and Mr. Grohalski. Pursuant to the Employment Agreement, commencing January 23, 2001, Mr. Grohalski's annual salary will be $163,000 plus such additional or special compensation based upon his performance as the Company's Board of Directors, in its discretion, may from time to time determine. Under the Employment Agreement, in the event that Mr. Grohalski is terminated for any reason other than for cause, or in the event of Mr. Grohalski's "voluntary termination for good reason," then, in addition to receiving the compensation and benefits under the Employment Agreement, upon the expiration of the term of the Employment Agreement, Mr. Grohalski will be entitled to monthly installments equal to 1/12th of his annual salary, commencing thirty days after expiration of the term of the Employment Agreement, until the earlier of his death, the age of 65, or the date he receives twelve monthly installments.

         Under the Employment Agreement, the term "voluntary termination for good reason" means voluntary termination of employment by Mr. Grohalski after any of the following actions without Mr. Grohalski's express written consent:
(1) the assignment of duties of a nonexecutive nature or for which Mr. Grohalski is not reasonably equipped by his skills and experience; (2) without reasonable justification, a reduction in the salary, or a material reduction in the amount of paid vacations or in the fringe benefits and perquisites, of Mr. Grohalski;
(3) the relocation of Mr. Grohalski's principal business office or principal place of residence to a place that is more than sixty miles from Coldwater, Michigan or the assignment of duties to Mr. Grohalski that would reasonably require such relocation; (4) the assignment of duties to Mr. Grohalski which would reasonably require him to spend more than ninety working days away from Coldwater, Michigan during any consecutive twelve month period; (5) the failure to provide office facilities, secretarial services, and other administrative services to Mr. Grohalski which are substantially equivalent to the facilities and services provided to him on the date the Employment Agreement was executed; or (6) the termination of incentive and benefit plans or arrangements provided to Mr. Grohalski under the Employment Agreement, or a material reduction in the aggregate value of Mr. Grohalski's incentive compensation and benefits below their aggregate value as of the date of the Employment Agreement.

         The Employment Agreement also provides that in the event of a "termination for cause," Mr. Grohalski will not be entitled to receive compensation or other benefits for any period after such termination. The term "termination for cause" means the termination of employment based on: (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust; (2) the willful engagement in any misconduct in the performance of Mr. Grohalski's duties that materially injures the Company or its subsidiaries; (3) the performance of any act which, if known to the customers, clients or shareholders of the Company or any of its subsidiaries, would materially and adversely impact the business of the Company or any of its subsidiaries; (4) the willful and substantial nonperformance of Mr. Grohalski's duties if such nonperformance continues for more than ten days after written notice of such nonperformance and of the Company's intention to terminate his employment; (5) the willful violation of the noncompetition and nondisclosure obligations contained in the Employment Agreement; (6) the suspension and/or temporary prohibition, or the removal and/or permanent prohibition, from participating in the conduct of the affairs of the Company or any of its affiliates by a notice, order, ruling or other finding of any state or federal agency (including, but not limited to, any Federal Reserve Bank, the FDIC, or Michigan's Office of Financial and Insurance Services); or (7) any determination or action by any federal or state regulatory agency that the Company's Board of Directors determines to reflect adversely on the Company and to be related to Mr. Grohalski's duties under the Employment Agreement.

         The Employment Agreement also provides for a severance payment equal to two year's salary in accordance with Section 280G of the Internal Revenue Code in the event of a termination of employment without cause or a voluntary termination with good reason within three years after a change in control that occurs during the term of the Employment Agreement. In the event that it is in the best interests of the Company and Mr. Grohalski, then Mr. Grohalski shall have the right to elect to have the severance payment paid in installments, with the first installment being equal to one year's salary and the balance being paid in installments in accordance with Section 280G of the Internal Revenue Code.

         For purposes of the Employment Agreement, the term "change in control" means: (1) the acquisition by any entity, person, or group of beneficial ownership of more than 50% of the outstanding capital stock of the Company entitled to vote in an election of directors; (2) the commencement by any entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 25% of the outstanding voting stock of the Company entitled to vote in an election of directors; (3) the merger of the Company with another entity that results in the holders of the outstanding voting stock entitled to vote of the election of directors of the Company immediately prior to such merger holding less than 50% of the voting stock entitled to vote for the election of directors of the surviving or resulting corporation; (4) the transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock entitled to vote for the election of directors; or (5) the election to the

Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors, of the lesser of three directors or directors constituting a majority of the number of directors then in office.

         The Employment Agreement also provides that during the term thereof, and for a period of one year following the termination of employment, Mr. Grohalski will not: (1) within a geographic radius of 75 miles from Coldwater, Michigan, engage in, or work for, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, any individual, partnership, firm, corporation or institution engaged in the same or similar activities to those now or hereafter carried on by the Company or the Bank; (2) interfere with the relationship of the Company or the Bank and any of their employees, agents or representatives; or (3) directly or indirectly divert or attempt to divert from the Company or the Bank any business in which the Company or the Bank has been actively engaged during the term of the Employment Agreement, nor interfere with the relationships of the Company or the Bank with their dealers, distributors, sources of supply or customers. Finally, the Employment Agreement prohibits Mr. Grohalski, during the term of the Employment Agreement and at any time thereafter, from disclosing any confidential information of the Company or the Bank.


Compensation Committee Report on Executive Compensation

Executive Compensation Policies.

         The Company's executive compensation policies are designed to support the corporate objective of maximizing the long-term value of the Company to its shareholders and employees. To achieve this objective, the Compensation Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay.

         The Company has established two primary components of the Company's executive compensation plan. The two components are: (a) base compensation; and
(b) stock-based performance compensation through stock option grants.

Base Compensation.

         The Compensation Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Compensation Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Compensation Committee's practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies, but reflects the subjective judgment of the Compensation Committee. However, specific annual performance goals are established for each executive officer. Based on the Compensation Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Compensation Committee believes its overall compensation levels are in the middle of the range.

Stock Option Grants.

         Executive compensation to reward past performance and to motivate future performance will also be provided through stock options granted under the Southern Michigan Bancorp, Inc. 2000 Stock

Option Plan. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Board of Directors, in its discretion, has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities.

Chief Executive Officer Compensation.

         The Compensation Committee established Mr. Grohalski's base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Compensation Committee's comparison of the Company's overall compensation level for Mr. Grohalski as a percent of revenue and net income to comparable companies in the industry, the Compensation Committee believes his overall compensation level is in the middle of the range.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, James J. Morrison, H. Kenneth Cole and James P. Briskey.


Transactions with Directors and Officers

         Directors and officers of the Company and their associates were customers of, and had transactions with the Bank in the ordinary course of business during 2000. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.


               PROPOSAL (2) - RATIFICATION OF INDEPENDENT AUDITORS

         The firm of Crowe, Chizek and Company LLP examined and certified the financial statements of the Company for the year ended December 31, 2000. Upon the recommendation of the Audit Committee, the Board of Directors has selected Crowe, Chizek and Company LLP to act as the Company's independent auditors for 2001.

         This selection is being submitted to shareholders for ratification. While such ratification is not required, the Company believes it is an important corporate decision in which shareholders should participate. If the selection is not ratified, the Board of Directors may, nevertheless, choose to retain Crowe, Chizek and Company LLP as auditors for 2001.

         Audit Fees. The aggregate fees billed by Crowe, Chizek and Company LLP for professional services rendered for the audit (including fees relating to annual report on form 10-K and quarterly reports on form 10-Q) of the Company's financial statements for the year ended December 31, 2000 were $43,800.

         Financial Information Systems Design and Implementation. The aggregate fees billed by Crowe, Chizek and Company LLP for professional services described in Paragraph (c)(4)(ii) of Rule

2-01 of Regulation S-X (relating to financial information systems design and implementation) for the year ended December 31, 2000 were $20,450.

         All Other Fees. The aggregate fees billed for services rendered by Crowe, Chizek and Company LLP, other than services included above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation" for the year ended December 31, 2000 were $204,688.

         The Audit Committee of the Company believes the services provided by Crowe, Chizek and Company LLP in exchange for the fees set forth above under the captions "Financial Information Systems Design and Implementation" and "All Other Fees" are compatible with maintaining Crowe, Chizek and Company LLP's independence. Greater than 50% of the hours expended on Crowe, Chizek and Company LLP's engagement to audit the Company's financial statements for the year ended December 31, 2000 were performed by full-time permanent employees of Crowe, Chizek and Company LLP.

         A representative of Crowe, Chizek and Company LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments deemed appropriate. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS FOR 2001.

                                  OTHER MATTERS

         The Board of Directors had not received notice by February 6, 2001 and does not know, of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the holders of the proxies to vote, or otherwise to act, in accordance with their judgment on such matters.

                           2002 SHAREHOLDER PROPOSALS

         In order for shareholder proposals for the 2002 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office, 51 West Pearl Street, Coldwater, Michigan 49036, on or before November 15, 2001. To be considered for presentation at the 2002 Annual Meeting of Shareholders, a shareholder proposal not included in the Company's proxy statement must be received by the Company on or before January 29, 2002 and not earlier than December 1, 2001. Any such notice shall set forth a description of the business the shareholder proposes to be brought before the annual meeting and shall comply with the requirements of the Company's Bylaws.


         The financial statements of the Company, supplementary financial information and management's discussion and analysis of operations for the fiscal year ended December 31, 2000 are included in Appendix A to this Proxy Statement.

         The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. The 2000 Form 10-K will be available upon written request after March 31, 2001. To request a copy of the Form 10-K, address the request to Southern Michigan Bancorp, Inc., 51 West Pearl Street, Coldwater, Michigan 49036, Attention: Jaylen T. Johnson, Secretary.

                                    By Order of the Board of Directors


                                    /s/ Jaylen T. Johnson
                                    -----------------------------------
                                    Jaylen T. Johnson
                                    Secretary

                                   APPENDIX A

Southern Michigan Bancorp, Inc. is a one bank holding company. The Company's subsidiary bank (the "Bank") offers individuals, businesses, institutions and governmental agencies a full range of commercial banking services primarily in the southern Michigan communities in which the Bank is located and in areas immediately surrounding these communities.


CONTENTS
Management's Discussion and Analysis............................................................................A-2
Management's Responsibility for Financial Information..........................................................A-10
Independent Auditor's Report...................................................................................A-11
Consolidated Financial Statements..............................................................................A-12
Notes to Consolidated Financial Statements.....................................................................A-16
Board of Director and Strategic Management Team................................................................A-32
Selected Financial Data/Common Stock Market Prices and Dividends...............................................A-33
Shareholder Information........................................................................................A-34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion provides information about the Company's financial condition which supplements the Consolidated Financial Statements. The analysis should be read in conjunction with such financial statements.

FINANCIAL CONDITION

The Company functions as a financial intermediary and, as such, its financial condition should be examined in terms of trends in its sources and uses of funds.

The Company uses its funds primarily to support its lending activities. Loans increased by 10.9% in 2000 and 18.4% in 1999. The loan growth in 2000 occurred in the commercial and real estate mortgage loan categories and is the result of continued good economic conditions within the Company's market area. Commercial loans increased 16.5% as the Bank focused attention on this area of lending and actively called on current and potential customers. At the same time, local businesses were also expanding to meet the growth demands of the region. Installment loans decreased 5.4% as the Bank chose to focus on its commercial and residential real estate lending and place less emphasis on indirect lending. Real estate mortgage loans increased 10.9% as the Bank funded larger real estate loans, construction loans and other loans that did not conform to secondary market guidelines.

Gains recognized on the sale of real estate mortgage loans to the secondary market decreased in 2000 from $758,000 in 1999 to $533,000. The secondary market loan activity declined in 2000 as mortgage rates increased. Fixed rate loans which represent all of the loans sold on the secondary market were not as attractive. During the fourth quarter of 2000 secondary market loan activity began to pick up as interest rates began to decrease. Loans held for sale at December 31, 2000 were $1,024,000. The real estate portfolio largely consists of residential mortgages within the local area with a low risk of loss.

The loan growth in 1999 occurred in all loan categories. Commercial loans increased by 17.2% as local businesses expanded. Installment loans increased 13.7% as the Bank competitively priced its boat and recreational vehicle loans and offered dealer incentives to obtain such loans. Real estate mortgage loans increased 23.0% as the Bank engaged in a home equity loan promotion and offered an attractive short-term fixed rate mortgage loan product.

Loan commitments, consisting of unused credit card and home equity lines, available amounts on revolving lines of credit and other approved loans which have not been funded, were $38,056,000 and $37,949,000 at December 31, 2000 and 1999, respectively. Most of these commitments are priced at a variable interest rate thus minimizing the Bank's risk in a changing interest rate environment.

There were no significant concentrations in any loan category as to borrower, industry or location. Substantially all loans are granted to customers located in the Bank's service area, which is primarily southern Michigan.

Another significant component of cash flow is the securities portfolio. Total securities decreased by 5.1% in 2000 and 20.1% in 1999. The funds received from maturing securities were used to partially fund the 2000 and 1999 loan growth.

The securities available for sale portfolio had net unrealized gains of $280,000 in 2000 and losses of $589,000 in 1999. During 1999, the Company adopted Financial Accounting Standards Board (FASB) Statement 133, Accounting for Derivative Instruments and Hedging Activities and reclassified the entire portfolio of held to maturity securities to available for sale. The reclassification was done so that the securities would be available to sell should the Company's liquidity needs require it. There is no concentration of securities in the portfolio which would constitute an unusual risk except at year-end 2000 and 1999, the amortized cost of securities issued by the State of Michigan and all its political subdivisions totaled $11,079,000 and $13,114,000 with an estimated market value of $11,511,000 and $13,132,000, respectively.

Deposits traditionally represent the Company's principal source of funds. Total deposits increased 5.2% in 2000 and remained stable in 1999. In 2000 the Bank chose to increase the rates offered on certificates of deposit (CDs) in order to attract deposits. The largest increases in CDs were the over $100,000 category and the 24 - 36 month term CDs. Growth also occurred in other categories of deposits as lenders were encouraged to bring deposits in with their loan relationships. Business checking and money market accounts increased by $10,952,000 in 2000. The Bank was not able to increase its deposit base in 1999 because of increased competition within the Bank's market area. Local competitors offered premium rates for deposits and the Bank chose not to match such rates. Also contributing to the lack of deposit growth in 1999 was an increase in customer cash withdrawals late in the year in preparation for the Year 2000 rollover.

Attracting and keeping traditional deposit relationships will continue to be a challenge to the Bank, particularly with the increased competition from nondeposit products. As an alternate funding source, the Bank obtains putable advances from the Federal Home Loan Bank (FHLB). The advances are secured by a blanket collateral agreement with the FHLB giving the FHLB an unperfected security interest in the Bank's one-to-four family mortgage loans, government and agency securities and highly rated mortgage-backed securities. FHLB advances may be a less expensive way to obtain longer term funds than paying a premium for long term deposits. Accordingly, the Company borrowed $10 million in both 1999 and 2000.

Premises and equipment increased by 13.6% in 2000 and decreased by 4.7% in 1999. In 2000, the Bank spent approximately $1,459,000 to renovate the Coldwater main office and the Beckley Road office. The 1999 decrease was due to a lack of significant additions in consideration of the renovations planned for 2000 and increased depreciation because of the high level of additions in 1998.

CAPITAL RESOURCES

The Company maintains a strong capital base to take advantage of business opportunities while ensuring that it has resources to absorb the risk inherent in the business.

The Federal Reserve Board (FRB) has imposed risk-based capital guidelines applicable to the Company. These guidelines require that bank holding companies maintain capital commensurate with both on and off balance sheet credit risks of their operations. Under the guidelines, a bank holding company must have a minimum ratio of total capital to risk-weighted assets of 8 percent. In addition, a bank holding company must maintain a minimum ratio of Tier 1 capital equal to 4 percent of risk-weighted assets. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries less goodwill.

As a supplement to the risk-based capital requirements, the FRB has also adopted leverage capital ratio requirements. The leverage ratio requirements are intended to insure that adequate capital is maintained against risk other than credit risk. The leverage ratio requirements establish a minimum ratio of Tier 1 capital to total assets of 3 percent for the most highly rated bank holding companies and banks that do not anticipate and are not experiencing significant growth. All other bank holding companies are required to maintain a ratio of Tier 1 capital to assets of 4 to 5 percent, depending on the particular circumstances and risk profile of the institution.

Regulatory agencies have determined that the capital component created by the adoption of FASB Statement 115 should not be included in Tier 1 capital. As such, the net unrealized appreciation or depreciation on available for sale securities is not included in the ratios listed in Note O to the financial statements. The ratios include the common stock subject to repurchase obligation in the Company's employee stock ownership plan (ESOP). As seen in Note O, the Company exceeds the well capitalized requirements at December 31, 2000.

In addition to these regulatory requirements, a certain level of capital growth must be achieved to maintain appropriate levels of equity to total assets. During 2000 and 1999, total average assets grew 8.2% and 7.1%. At the same time, average equity (including common stock held by the ESOP) decreased 0.5% in 2000 and 2.3% in 1999. Equity grew at lower levels than assets in both 2000 and 1999 because of the repurchase and retirement of common stock shares (28,757 shares in 2000 and 82,442 in 1999). Future growth opportunities will focus on maintaining the existing customer base and growing within selected other markets identified as providing significant growth potential.

LIQUIDITY AND INTEREST RATE SENSITIVITY

The primary functions of asset/liability management are to assure adequate liquidity and maintain an appropriate balance between interest-earning assets and interest-bearing liabilities. Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Interest rate sensitivity management seeks to avoid fluctuating net interest margins and enhance consistent growth of net interest income through periods of changing interest rates.

Maturing loans and investment securities are the principal sources of asset liquidity. Securities maturing or callable within 1 year were $13,459,000 at December 31, 2000 representing 26.1% of the market value of the investment securities portfolio, a decrease from the 32.7% level of 1999. Loans maturing within 1 year were $46,361,000 at December 31, 2000 representing 21.6% of the gross loan portfolio, a slight decrease from the 22.1% level of 1999.

Financial institutions are subject to prepayment risk in falling rate environments. Prepayments of assets carrying higher rates reduce the Company's interest income and overall asset yields. Certain portions of an institution's liabilities may be short-term or due on demand, while most of it assets may be invested in long-term loans or investments. Accordingly, the Company seeks to have in place sources of cash to meet short-term demands. These funds can be obtained by increasing deposits, borrowing, or selling assets. Also, Federal Home Loan Bank advances and short-term borrowings provide additional sources of liquidity for the Company.

During the year ended December 31, 2000, there was a net increase in cash and cash equivalents of $6,443,000. The major sources of cash in 2000 were increases in deposits, maturing securities, loan sales and additional borrowings from the Federal Home Loan Bank. The major uses of cash in 2000 were loan growth and loans originated for sale.

During the year ended December 31, 1999, there was a net decrease in cash and cash equivalents of $4,182,000. The major sources of cash in 1999 were loan sales and maturing securities. The major uses of cash in 1999 were loan growth and loans originated for sale.

During the year ended December 31, 1998, there was a net decrease in cash and cash equivalents of $620,000. The major sources of cash in 1998 were loan sales and the increase in deposits. The major uses of cash in 1998 were the purchase of investment securities and loans originated for sale.

Federal law places restrictions on extensions of credit from banks to their parent holding company and, with certain exceptions, to other affiliates, on investments in stock or other securities thereof, and on taking of such securities as collateral for loans. State law also places restrictions on the payment of dividends by the Bank to the Company. Note L to the Consolidated Financial Statements discusses these dividend limitations.

Interest rate risk arises when the maturity or repricing characteristics of assets differ significantly from the maturity or the repricing characteristics of liabilities. Accepting this risk can be an important source of profitability and shareholder value, however excessive levels of interest rate risk could pose a significant threat to the Company's earnings and capital base. Accordingly, effective risk management that maintains interest rate risk at prudent levels is essential to the Company's safety and soundness.

The Company measures the impact of changes in interest rates on net interest income through a comprehensive analysis of the Bank's interest rate sensitive assets and liabilities. Interest rate sensitivity varies with different types of interest-earning assets and interest-bearing liabilities. Overnight federal funds and mutual funds on which rates change daily and loans which are tied to the prime rate or a comparable index differ considerably from long-term investment securities and fixed-rate loans. Similarly, certificates of deposit and money market investment accounts are much more interest sensitive than passbook savings accounts. The shorter term interest rate sensitivities are key to measuring the interest sensitivity gap, or excess interest-earning assets over interest-bearing liabilities. In addition to reviewing the interest sensitivity gap, the Company also analyzes projected changes in market interest rates and the resulting effect on net interest income.

The following table shows the interest sensitivity gaps for five different time intervals as of December 31, 2000:

                                          0-30           31-90       91-365        1-5         Over 5
                                          Days           Days         Days        Years         Years
                                          ----           ----         ----        -----         -----
Interest-earning assets                   $65,125       $8,549      $51,243     $109,238      $32,280

Interest-bearing liabilities              $54,285      $83,843      $41,275      $46,808       $7,130

Interest sensitivity gap                  $10,840     $(75,294)      $9,968      $62,430      $25,150

The primary interest sensitive assets in the one year repricing range are commercial loans and adjustable rate mortgage loans. The primary interest sensitive liabilities in the one year repricing range are money market investment accounts, certificates of deposit and interest bearing checking accounts. This analysis indicates that growth in rate sensitive liabilities has outpaced the growth in rate sensitive assets in the one year range. This has occurred primarily as a result of the inclusion of interest bearing checking accounts and savings accounts in a repricing period of one year or less as these accounts have become rate sensitive as interest rates have fluctuated. The long-term interest sensitivity gap indicates that the Company's net interest margin would improve with an increase in interest rates and decline with further declines in interest rates. Trying to minimize the interest sensitivity gap is a continual challenge in a changing rate environment and one of the objectives of the Company's asset/liability strategy.

RESULTS OF OPERATIONS

Net interest income is an effective measurement of how well management has balanced the Company's interest rate sensitive assets and liabilities. Net interest income increased by 8.0% in 2000, 1.8% in 1999 and 1.7% in 1998. The 2000 increase is due to the increase in the commercial and real estate mortgage loan portfolio and the increases to prime rate throughout the year. These increases were partially offset by the increased interest paid for money market and CD deposits and increased interest paid for Federal Home Loan Bank borrowings. The 1999 increase is due to the reinvestment of funds held in the investment securities portfolio into the higher yielding loan portfolio, partially offset by increased interest expense as a result of increased FHLB advances. The 1998 increase is due to the reinvestment of funds held in overnight federal funds accounts into higher yielding investment securities.

The uncertain economic environment and potential fluctuations in interest rates are expected to continue to impact the Company and the industry in 2001. The Company monitors deposit rates on a weekly basis and adjusts deposit rates as the market dictates. Loan rates are subject to change as the national prime rate changes and are also influenced by competitors' rates. An increase in deposit rates occurring at the same time as loan rate decreases would cause the Company's net interest income to decline.

The provision for loan losses is based on an analysis of the required additions to the allowance for loan losses. The allowance for loan losses is maintained at a level believed adequate by management to absorb probable losses in the loan portfolio. Some factors considered by management in determining the level at which the allowance is maintained include specific credit reviews, past loan loss experience, current economic conditions and trends, results of examinations by regulatory agencies and the volume, growth and composition of the loan portfolio.

The provision for loan losses was $700,000 in 2000, $852,000 in 1999 and $600,000 in 1998. The 2000 provision was set at a level considered necessary to expected loan losses. The 1999 provision increase occurred to provide for loan growth and increased charge-offs, primarily as a result of increased customer bankruptcies. Net commercial loan charge-offs totaled $417,000 in 2000. This was primarily attributable to three commercial customers. Two of these customers had been provided for in 1999. Net commercial loan charge-offs totaled $334,000 in 1999; $267,000 of this was attributable to three commercial borrowers that discontinued business operations during 1999. It is anticipated that the Company will continue to experience higher than normal losses in 2001. The provision will be adjusted quarterly, if necessary, to reflect actual charge-off experience and any known future losses.

Non-interest income, excluding security gains and losses remained constant in 2000, decreased by 5.4% in 1999 and increased by 30.2% in 1998. In 2000 trust fees, service charges on loans and earnings on life insurance assets increased but were offset by a decrease in the gains recognized on the sale of real estate mortgage loans to the secondary market. The Bank increased its deposit base by 5.2% and generated additional service charges as a result of the growth. Trust fees increased due to a new fee schedule put in place January 1, 2000. In order to reduce the risk associated with changing interest rates, the Bank regularly sells fixed rate real estate mortgage loans on the secondary market. The Bank recognizes a profit at the time of the sale and receives a fee in order to service the loans. As fixed rate mortgage rates increased during the first half of 2000, the number of new loans and refinancing activities declined.

The 1999 decrease is due primarily to the decline in gains recognized on the sale of real estate mortgage loans to the secondary market.

The 1998 increase is due to increased service charge income, increased gains recognized on the sale of secondary market real estate mortgage loans and increased income from the Bank's automatic teller machines (ATMs). The Bank increased its deposit base by 12.7% in 1998 and generated additional service charges as a result of the growth. During this period of relatively low interest rates, the Bank generated large volumes of fixed rate mortgage loans which were sold to the secondary market. During 1998, the Bank began assessing a fee to noncustomers who use the Bank's ATMs and thus generated increased fees.

Security losses of $3,000 were recognized on sales of securities in 2000. No gains or losses occurred in 1999 or 1998.

Non-interest expense increased by 8.8% in 2000, 2.2% in 1999 and 1.8% in 1998. In 2000 the largest increase came in the professional and outside services category. The Company spent $456,000 in legal and accounting fees in an attempt to merge with Sturgis Bank & Trust. The merger was called off in October of 2000 after Sturgis Bank and Trust did not obtain a fairness opinion from their investment advisors. In 2000 salaries and benefit expenditures increased as a cost of living increase of 2.6% was given to all employees at the beginning of the year. In addition, the loan department employees hired during 1999 were employees for the entire year of 2000 adding to the increase.

 In 1999, salaries and benefit expenditures increased as additional loan department employees were added to assist with the increased loan volume. Occupancy costs were higher in 1999 as a result of the addition of the new Hillsdale branch and increasing maintenance on the Bank's older properties. Equipment costs increased as a result of equipment additions for the new Hillsdale branch and technological upgrades to the Bank's mainframe and personal computers.

The primary expense categories that increased in 1998 were occupancy, equipment and marketing. Occupancy and equipment costs increased as a result of the opening or the new Hillsdale branch and continued upgrades to the Bank's technology base. Marketing expenditures increased as the Bank revamped its checking account products.

Income tax expense was $1,179,000 in 2000, $1,005,000 in 1999 and $1,185,000 in
1998. Tax-exempt income continues to have a major impact on the Company's tax expense. The benefit offsetting lower coupon rates on municipal instruments is the nontaxable feature of the income earned on such instruments. This resulted in a lower effective tax rate and reduced federal income tax expense by approximately $290,000 in 2000, $360,000 in 1999 and $350,000 in 1998.

Results of operations can be measured by various ratio analyses. Two widely recognized performance indicators are the return on equity and the return on assets. The Company's return on equity was 15.13% in 2000, 16.37% in 1999 and 17.48% in 1998. The return on average assets was 1.16% in 2000, 1.23% in 1999 and 1.42% in 1998. The Company's 2000 return on equity and return on average assets was 17.18% and 1.32%, respectively, if the costs relating to the attempted merger are excluded.

The majority of assets and liabilities of a financial institution are monetary in nature and therefore differ greatly from most commercial and industrial companies that have significant investments in fixed assets or inventories. However, inflation does have an important impact on the growth of total assets in the banking industry and the resulting need to increase equity capital at higher than normal rates in order to maintain an appropriate equity-to-assets ratio. Another significant effect of inflation is on other expenses, which tend to rise during periods of general inflation.

Management believes the most significant impact on financial results is the Company's ability to react to changes in interest rates. As discussed previously, management is attempting to maintain an essentially balanced position between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations.

NONPERFORMING ASSETS

Nonperforming assets include nonaccrual loans, accruing loans past due 90 days or more, and other real estate which includes foreclosures, deeds in lieu of foreclosure and real estate in redemption.

A loan generally is classified as nonaccrual when full collectibility of principal or interest is doubtful or a loan becomes 90 days past due as to principal or interest, unless management determines that the estimated net realizable value of the collateral is sufficient to cover the principal balance and accrued interest. When interest accruals are discontinued, unpaid interest credited to income in the current year is reversed, and unpaid interest accrued in prior years is charged to the allowance for loan losses. Nonperforming loans are returned to performing status when the loan is brought current and has performed in accordance with contract terms for a period of time.

The following table sets forth the aggregate amount of nonperforming loans in each of the following categories:

                                                                       December 31
                                                            2000          1999            1998
                                                            ----          ----            ----
                                                                 (Dollars in thousands)
Nonaccrual loans:
  Commercial, financial and agricultural                $   1,759       $     306      $      343
  Real estate mortgage                                          -              23               -
  Installment                                                   -               -               -
                                                        ---------       ---------      ----------
                                                            1,759             329             343
Loans contractually past due 90 days or more:
  Commercial, financial and agricultural                      123             432             807
  Real estate mortgage                                        277             134             161
  Installment                                                  55              34             120
                                                        ---------       ---------      ----------
                                                              455             600           1,088
                                                        ---------       ---------      ----------

Total nonperforming loans                                   2,214             929           1,431
Other real estate owned                                     1,415             161             207
                                                        ---------       ---------      ----------

Total nonperforming assets                              $   3,629       $   1,090      $    1,638
                                                        =========       =========      ==========

Nonperforming loans to year-end loans                       1.03%            .48%            .88%
                                                        ========        ========       =========
Nonperforming assets to year-end loans
  and other real estate owned                               1.69%            .56%           1.00%
                                                        ========        ========       =========

Nonperforming loans increased in 2000 with the largest increase coming in nonaccrual loans. In 2000, nonaccrual loans were made up of several commercial and agricultural loans where the borrower experienced severe financial difficulties and therefore became delinquent. Nonperforming loans are subject to continuous monitoring by management and are specifically reserved for in the allowance for loan losses where appropriate. At December 31, 2000 and 1999, the Company had loans of $815,000 and $1,338,000, which were considered impaired, but performing.

At December 31, 2000, the Company had approximately $2,554,000 in commercial, financial and agricultural loans for which payments are presently current but the borrowers are experiencing certain financial and/or operational difficulties. These loans are subject to frequent management review and their classification is reviewed on a monthly basis.

In management's evaluation of the loan portfolio risks, any significant future increases in nonperforming loans is dependent to a large extent on the economic environment. In a deteriorating or uncertain economy, management applies more conservative assumptions when assessing the future prospects of borrowers and when estimating collateral values. This may result in a higher number of loans being classified as nonperforming.

REGULATORY MATTERS

Representatives of the FDIC completed an examination at the Company's subsidiary bank using financial information as of December 31, 1999. The purpose of the examination was to determine the safety and soundness of the bank.

Examination procedures require individual judgments about a borrower's ability to repay loans, sufficiency of collateral values and the effects of changing economic circumstances. These procedures are similar to those employed by the Company in determining the adequacy of the allowance for loan losses and in classifying loans. Judgments made by regulatory examiners may differ from those made by management. The Company's level and classification of identified potential problem loans was not revised significantly as a result of this regulatory examination process.

Management and the Board of Directors evaluate existing practices and procedures on an ongoing basis. In addition, regulators often make recommendations during the course of their examination that relate to the operations of the Company and the Bank. As a matter of practice, management and the Board of Directors consider such recommendations promptly.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company's primary market risk exposure is interest rate risk and liquidity risk. See Liquidity and Interest Rate Sensitivity, above. Business is transacted in U.S. dollars with no foreign exchange rate risk or any exposure to changes in commodity prices.

The following tables provide information about the Company's financial instruments that are sensitive to changes in interest rates as of December 31, 2000 and 1999. The Company had no derivative financial instruments, or trading portfolio, at either date. The expected maturity date values for loans receivable, mortgage-backed securities and investment securities were calculated without adjusting the instrument's contractual maturity date for expectations of prepayments. Expected maturity date values for interest-bearing core deposits were not based upon estimates of the period over which the deposits would be outstanding, but rather the opportunity for repricing. Similarly, with respect to its variable rate instruments, the Company believes that repricing dates, as opposed to expected maturity dates may be more relevant in analyzing the value of such instruments and are reported as such in the following table. Company borrowings are also reported based on conversion or repricing dates.

                                                     Principal Amount Maturing in:
                                                                                                       Fair Value
                                   2001      2002      2003      2004      2005   Thereafter  Total     12/31/00
                                   ----      ----      ----      ----      ----   ----------  ----      --------
Rate sensitive assets:
  Fixed interest rate loan       $10,968     $5,206   $9,849   $16,833   $13,651  $24,996     $81,503   $77,385
    Average interest rate           9.53%      9.75%    9.73%     9.51%     9.51%    9.20%       9.20%
  Variable interest rate loans    35,393      3,136    2,892     6,349    10,132   75,001     132,902   132,902
    Average interest rate          10.25      10.29    10.32     10.35     10.28     9.77        9.77
  Fixed interest rate securities   8,400     12,050   12,937     8,255     1,185    8,648      51,475    51,475
    Average interest rate           5.50       5.83     6.06      6.50      5.42     6.07        5.97
  Other interest bearing assets      555                                                          555       555
    Average interest rate           6.27                                                         6.27

Rate sensitive liabilities:
  Interest bearing checking       85,475                                                       85,475    85,475
    Average interest rate           3.74                                                         3.74
  Savings                         29,799                                                       29,799    29,799
    Average interest rate           2.46                                                         2.46
  Time deposits                   62,214      9,952    6,881     2,739                         90,289    90,506
    Average interest rate           6.16       6.15     6.10      6.22                           6.16
  Fixed interest rate
   borrowings                     15,000     10,000                                            25,000    25,067
    Average interest rate           6.64       6.28                                              6.49

                                                     Principal Amount Maturing in:
                                                                                                       Fair Value
                                   2000        2001    2002      2003      2004   Thereafter  Total     12/31/99
                                   ----        ----    ----      ----      ----   ----------  ----      --------
Rate sensitive assets:
  Fixed interest rate loans      $11,510     $5,997  $10,769   $11,439   $16,581  $23,127     $79,423   $78,477
    Average interest rate           8.98%      9.01%    9.03%     9.52%     9.72%    9.31%       9.12%
  Variable interest rate loans    84,171      5,636    4,514     6,928    10,934    1,765     113,948   113,948
    Average interest rate           8.65       8.92     8.89      9.03      8.90     9.17        8.75
  Fixed interest rate securities   9,638      7,985   11,546    11,217     2,902   10,941      54,229    54,229
    Average interest rate           5.45       5.57     5.64      5.87      5.44     5.32        5.60
  Other interest bearing assets      655                                                          655       655
     Average interest rate          5.14                                                         5.14

Rate sensitive liabilities:
  Interest bearing checking       82,498                                                       82,498    82,498
    Average interest rate           3.19                                                         3.19
  Passbook  saving                30,793                                                       30,793    30,793
    Average interest rate           2.40                                                         2.40
  Time deposits                   65,261      8,988    7,898     2,598        29               84,774    84,868
    Average interest rate           5.11       5.65     5.55      5.15      5.14                 5.23
  Fixed interest rate
    borrowings                    13,000      2,000                                            15,000    15,000
    Average interest rate           5.32       5.77                                              5.38

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL INFORMATION

Management of Southern Michigan Bancorp, Inc. has prepared and is responsible for the accompanying financial statements and for their integrity and objectivity. In the opinion of management, the financial statements, which necessarily include amounts based on management's estimates and judgments, have been prepared in conformity with generally accepted accounting principles on a consistent basis. Management also prepared the other information in the Annual Report and is responsible for its accuracy and consistency with the financial statements.

The Company maintains a system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded and that transactions are executed in accordance with the Company's authorizations and policies. Further, such a system provides reasonable assurances as to the integrity and reliability of the financial statements which fairly present financial position and results of operations in conformity with generally accepted accounting principles. Internal accounting controls are augmented by written policies covering standards of personal and business conduct and an organizational structure providing for division of responsibility and authority.

Management monitors the effectiveness of and compliance with established control systems through a continuous program of internal audit and credit examinations and recommends possible improvements thereto. In addition, as part of their audit of the Company's financial statements, Crowe, Chizek and Company LLP, independent auditors, completed an evaluation of selected internal accounting controls to establish a basis for reliance thereon in determining the nature, timing, and extent of audit tests to be applied. Management has considered the recommendations from the examination of controls concerning the Company's system of internal controls and has taken actions that we believe are cost-effective in the circumstances to respond appropriately to these recommendations. Management believes that, as of December 31, 2000, the Company's system of internal controls has prevented or detected on a timely basis any occurrences that could be material to the financial statements and that timely corrective actions have been initiated when appropriate.

The Board of Directors exercises its responsibility for the financial statements and related information through the Audit Committee, which is composed entirely of outside directors. The Audit Committee meets regularly with management and Crowe, Chizek and Company LLP to assess the scope of the annual audit plan and to review the status of results of audits, including major changes in accounting policies and reporting practices. Crowe, Chizek and Company LLP has direct and confidential access to the Audit Committee at all times to discuss the results of their audits.








James T. Grohalski
President & C.E.O.

SOUTHERN MICHIGAN BANCORP, INC.
REPORT OF INDEPENDENT AUDITORS



                               [CROWE CHIZEK LOGO]







Shareholders and Board of Directors
Southern Michigan Bancorp, Inc.
Coldwater, Michigan


We have audited the accompanying consolidated balance sheets of Southern Michigan Bancorp, Inc. as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Michigan Bancorp, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with generally accepted accounting principles.

As disclosed in Note C, on July 1, 1999 the Company changed its method of accounting for derivative instruments and hedging activities to comply with new accounting guidance.





                                Crowe, Chizek and Company LLP

South Bend, Indiana
February 8, 2001

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares)




                                                                                               December 31,
                                                                                            2000           1999
                                                                                        ---------------------------
ASSETS
Cash                                                                                    $     3,769      $    4,217
Due from banks                                                                               14,720           7,829
                                                                                        ---------------------------
     Cash and cash equivalents                                                               18,489          12,046
Securities available for sale                                                                51,475          54,229
Loans, net of allowance for loan losses $2,096 - 2000 ($2,132 - 1999)                       212,309         191,239
Premises and equipment                                                                        7,619           6,705
Accrued interest receivable                                                                   3,062           2,442
Net cash surrender value of life insurance                                                    5,507           5,251
Other assets                                                                                  5,178           3,913
                                                                                        ---------------------------
     TOTAL ASSETS                                                                       $   303,639     $   275,825
                                                                                        ===========================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Deposits
         Non-interest bearing                                                           $    37,677     $    33,124
         Interest bearing                                                                   207,753         200,179
                                                                                        ---------------------------
              Total deposits                                                                245,430         233,303
     Accrued expenses and other liabilities                                                   3,520           3,542
     Federal funds purchased                                                                  4,000
     Other borrowings                                                                        25,000          15,000
                                                                                        ---------------------------
         TOTAL LIABILITIES                                                                  277,950         251,845

Common stock subject to repurchase obligation in
  Employee Stock Ownership Plan, shares outstanding - 109,438 in 2000
  (130,502 in 1999)                                                                           1,478           3,990

Shareholders' equity
     Preferred stock, 100,000 shares authorized; none issued or outstanding
     Common stock, $2.50 par value:
         Authorized - 4,000,000 shares
         Issued - 1,940,502 shares in 2000 (1,969,259 in 1999)
         Outstanding - 1,831,064 shares in 2000 (1,838,757 in 1999)                           4,578           4,597
     Additional paid-in capital                                                              10,072           8,421
     Retained earnings                                                                        9,964           7,949
     Accumulated other comprehensive income (loss)                                              185            (389)
     Unearned Employee Stock Ownership Plan shares                                             (588)           (588)
                                                                                        ---------------------------
         TOTAL SHAREHOLDERS' EQUITY                                                          24,211          19,990
                                                                                        ---------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $   303,639     $   275,825
                                                                                        ===========================



See accompanying notes to consolidated financial statements.

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(In thousands, except number of shares and per share data)



                                                                                  Accumulated
                                                                                     Other
                                                         Additional                 Compre-      Unearned
                                             Common        Paid-In     Retained     hensive        ESOP
                                              Stock        Capital     Earnings     Income        Shares       TOTAL
--------------------------------------------------------------------------------------------------------------------------

BALANCE AT JANUARY 1, 1998                   $ 4,432     $  1,914     $  14,218    $      26      $          $   20,590

Net income for 1998                                                       3,549                                   3,549
Cash dividends declared - $.60 per share                                 (1,262)                                 (1,262)
Common stock issued under dividend
  reinvestment plan (6,835 shares)                18          233                                                   251
Common stock repurchased and
  retired (51,079 shares)                       (128)      (2,171)                                               (2,299)
Transfer from retained earnings to
  additional paid-in capital                                5,000        (5,000)
Change in common stock subject
  to repurchase                                  (17)      (1,113)                                               (1,130)
Purchase of shares by ESOP
  (14,000 shares)                                                                                    (588)         (588)
Net change in unrealized gain on
  available for sale securities, net of tax                                              234                        234
                                             --------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998                   4,305        3,863        11,505          260         (588)       19,345

Net income for 1999                                                       3,300                                   3,300
Cash dividends declared - $.68 per share                                 (1,373)                                 (1,373)
10% stock dividend issued (179,024
  shares)                                        447        5,036        (5,483)
Common stock repurchased and
  retired (82,442 shares)                       (206)      (2,466)                                               (2,672)
Change in common stock subject
  to repurchase                                   51        1,988                                                 2,039
Net change in unrealized gain (loss) on
  available for sale securities, net of tax                                             (649)                      (649)
                                             --------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999                   4,597        8,421         7,949         (389)        (588)       19,990

Net income for 2000                                                       3,375                                   3,375
Cash dividends declared - $.70 per share                                 (1,360)                                 (1,360)
Common stock repurchased and
  retired (28,757 shares)                        (72)        (808)                                                 (880)
Change in common stock subject
  to repurchase                                   53        2,459                                                 2,512
Net change in unrealized gain (loss) on
  available for sale securities, net of tax                                              574                        574
                                             --------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000                 $ 4,578     $ 10,072     $   9,964    $     185      $  (588)   $   24,211
                                             ==========================================================================

See accompanying notes to consolidated financial statements.

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)



                                                                                   Year ended December 31,
                                                                            2000            1999           1998
                                                                         ------------------------------------------
Interest income:
     Loans, including fees                                               $    20,102    $    16,577     $    15,781
     Securities:
         Taxable                                                               2,212          2,235           2,305
         Tax-exempt                                                              908          1,132           1,094
                                                                         ------------------------------------------
                                                                               3,120          3,367           3,399
     Other                                                                        23            107             266
                                                                         ------------------------------------------
         Total interest income                                                23,245         20,051          19,446
Interest expense:
     Deposits                                                                  8,912          7,738           7,622
     Other                                                                     1,785            697             410
                                                                         ------------------------------------------
         Total interest expense                                               10,697          8,435           8,032
                                                                         ------------------------------------------
NET INTEREST INCOME                                                           12,548         11,616          11,414
Provision for loan losses                                                        700            852             600
                                                                         ------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                           11,848         10,764          10,814

Non-interest income:
     Service charges on deposit accounts                                       1,102          1,064             978
     Trust fees                                                                  535            486             500
     Securities gains (losses)                                                    (3)
     Net gains on loan sales                                                     533            758           1,085
     Earnings on life insurance assets                                           247            208             220
     Other                                                                       614            509             413
                                                                         ------------------------------------------
                                                                               3,028          3,025           3,196
Non-interest expense:
     Salaries and employee benefits                                            4,803          4,569           4,528
     Occupancy                                                                   820            854             781
     Equipment                                                                 1,040            979             872
     Printing, postage and supplies                                              409            385             466
     Advertising and marketing                                                   271            287             417
     Professional and outside services                                         1,032            428             326
     Other                                                                     1,947          1,982           1,886
                                                                         ------------------------------------------
                                                                              10,322          9,484           9,276
                                                                         ------------------------------------------
Income before income taxes                                                     4,554          4,305           4,734
Federal income taxes                                                           1,179          1,005           1,185
                                                                         ------------------------------------------
NET INCOME                                                                     3,375          3,300           3,549
Other comprehensive income:
     Unrealized gains (losses) on securities arising during the year             866         (1,599)            355
     Net cumulative effect of adopting new accounting principle                                 616
     Reclassification adjustment for accumulated losses
       included in net income                                                      3
     Tax effect                                                                 (295)           334            (121)
                                                                         -------------------------------------------
     Other comprehensive income (loss)                                           574           (649)            234
                                                                         ------------------------------------------

COMPREHENSIVE INCOME                                                     $     3,949    $     2,651     $     3,783
                                                                         ==========================================

BASIC AND DILUTED EARNINGS PER COMMON SHARE                              $      1.75    $      1.64     $      1.70
                                                                         ==========================================


See accompanying notes to consolidated financial statements.

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)


                                                                                   Year ended December 31,
                                                                            2000            1999           1998
                                                                         ------------------------------------------
OPERATING ACTIVITIES
     Net income                                                          $     3,375    $     3,300     $     3,549
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Provision for loan losses                                               700            852             600
         Depreciation                                                            741            711             599
         Net amortization of investment securities                                45            206             182
         Net realized losses on sales of securities                                3
         Loans originated for sale                                           (18,805)       (27,348)        (34,550)
         Proceeds on loans sold                                               19,305         27,773          35,167
         Net gains on loan sales                                                (533)          (758)         (1,085)
         Net realized gain on disposal of fixed  assets                          (25)
         Net change in:
              Accrued interest receivable                                       (620)           (24)           (342)
              Other assets                                                    (1,560)          (607)             60
              Accrued expenses and other liabilities                             (13)           481            (459)
                                                                         ------------------------------------------
         Net cash from operating activities                                    2,613          4,586           3,721

INVESTING ACTIVITIES
     Net decrease in federal funds sold                                                       4,000             500
     Activity in available-for-sale securities:
         Sales                                                                   997
         Maturities and calls                                                 12,731         19,238           9,522
         Purchases                                                           (10,153)       (19,387)        (32,808)
     Activity in held-to-maturity securities:
         Maturities and calls                                                                12,625           6,852
         Purchases                                                                                           (6,213)
     Increase in net cash surrender value of life insurance                     (256)          (225)           (612)
     Loan originations and payments, net                                     (21,737)       (30,481)         (4,531)
     Proceeds from sale of premises and equipment                                206
     Additions to premises and equipment                                      (1,836)          (380)         (2,047)
                                                                         ------------------------------------------
         Net cash from investing activities                                  (20,048)       (14,610)        (29,337)

FINANCING ACTIVITIES
     Net change in deposits                                                   12,127            (58)         26,296
     Net increase in federal funds purchased                                   4,000
     Proceeds from other borrowings                                           10,000         10,000           2,000
     Common stock issued                                                                                        251
     Cash dividends paid                                                      (1,369)        (1,428)         (1,252)
     Repurchase of common stock                                                 (880)        (2,672)         (2,299)
                                                                         ------------------------------------------
         Net cash from financing activities                                   23,878          5,842          24,996
                                                                         ------------------------------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                        6,443         (4,182)           (620)
Beginning cash and cash equivalents                                           12,046         16,228          16,848
                                                                         ------------------------------------------
ENDING CASH AND CASH EQUIVALENTS                                         $    18,489    $    12,046     $    16,228
                                                                         ==========================================

Transfers of securities from held to maturity
  to available for sale                                                  $         -    $    19,747     $         -
Cash paid for interest                                                   $    10,687    $     8,397     $     8,054


See accompanying notes to consolidated financial statements.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND INDUSTRY SEGMENTS: Southern Michigan Bancorp, Inc. is a bank holding company. The Company's business is concentrated in the banking industry segment. The business of commercial and retail banking accounts for more than 90% of its revenues, operating income and assets. While the Company's chief decision makers monitor the revenue stream of various company products and services, operations are managed and financial performance is evaluated on a company-wide basis. Accordingly, all of the Company's banking operations are considered by management to be aggregated into one operating segment. The Bank offers individuals, businesses, institutions and government agencies a full range of commercial banking services primarily in the southern Michigan communities in which the Bank is located and in areas immediately surrounding these communities. The Bank grants commercial and consumer loans to customers. The majority of loans are secured by business assets, commercial real estate, and consumer assets. There are no foreign loans. SMB Mortgage Company was established in August 2000 as a wholly-owned subsidiary of the Bank. All residential real estate loans are transacted through this subsidiary. The majority of loans are secured by residential real estate.

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Southern Michigan Bancorp, Inc. (the Company) and its wholly owned subsidiary, Southern Michigan Bank & Trust (the Bank), after elimination of significant intercompany balances and transactions.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are more susceptible to change in the near term include the allowance for loan losses, deferred income tax provisions, fair values of certain securities and other financial instruments and the actuarial present value of pension benefit obligations, net periodic pension expense and accrued pension costs.

SECURITIES: Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at fair value, with unrealized gains and losses reported in other comprehensive income and shareholders' equity, net of tax. Securities classified as available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk, and other factors.

Premiums and discounts on securities are recognized in interest income using the level yield method over the estimated life of the security. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Securities are written down to fair value when a decline in fair value is not temporary.

LOANS HELD FOR SALE: Loans held for sale are reported at the lower of cost or market value in the aggregate. Net unrealized losses are recorded in a valuation allowance by charges to income.

LOANS: Loans are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days, unless the loan is both well secured and in the process of collection. Payments received on such loans are reported as principal reductions.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE A - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance for probable credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Estimating the risk of loss and the amount of loss on any loans is necessarily subjective. Accordingly, management estimates the allowance balance based on past loan loss experience, nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when it is probable that all principal and interest amounts will not be collected according to the original terms of the loan.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally using accelerated methods over their estimated useful lives. These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur. Major improvements are capitalized.

SERVICING RIGHTS: Servicing rights represent both purchased rights and the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues.

Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

GOODWILL AND CORE DEPOSIT INTANGIBLES: Goodwill is the excess of purchase price over identified net assets in business acquisitions. Goodwill is amortized on the straight-line method over 15 years. Identified intangibles represent the value of depositor relationships purchased and are amortized on accelerated methods over 10 years. Goodwill and identified intangibles are assessed for impairment based on estimated undiscounted cash flows, and written down if necessary. Goodwill was $682,000 and $745,000 and core deposit intangibles were $320,000 and $376,000 at December 31, 2000 and 1999, respectively. These balances are included in other assets.

OTHER REAL ESTATE: Other real estate was $1,415,000 and $161,000 at December 31, 2000 and 1999 and is included in other assets. Other real estate is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties are initially recorded at fair value at the date of foreclosure, establishing a new cost basis by a charge to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and real estate is carried at the lower of cost or fair value less estimated cost of disposal. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in other expense.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE A - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

EARNINGS AND DIVIDENDS PER COMMON SHARE: Basic earnings per common share is based on net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Diluted earnings per common share reflects the dilutive effect of any additional potential common shares. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issue of the financial statements.

CASH FLOW INFORMATION: For purposes of the consolidated statements of cash flows, the Company considers cash and due from banks as cash and cash equivalents. The Company reports net cash flows for customer loan and deposit transactions.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes the net change in unrealized gains and losses on securities available for sale, net of tax, which is also recognized as a separate component of shareholders' equity.

FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect such estimates. The fair value estimates of existing on-and off- balance sheet financial instruments does not include the value of anticipated future business or values of assets and liabilities not considered financial instruments.

CONCENTRATIONS OF CREDIT RISK: The Company grants commercial, real estate and installment loans to customers mainly in Southern Michigan. Commercial loans include loans collateralized by commercial real estate, business assets and agricultural loans collateralized by crops and farm equipment. Commercial, financial and agricultural loans make up approximately 53% of the loan portfolio and the loans are expected to be repaid from cash flow from operations of businesses. Residential mortgage loans make up approximately 32% of the loan portfolio and are collateralized by mortgages on residential real estate. Consumer loans make up approximately 15% of the loan portfolio and are primarily collateralized by consumer assets.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit issued to meet customer needs. The face amount for these items represents the exposure to loss before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

LOSS CONTINGENCIES: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the consolidated financial statements at December 31, 2000 and 1999.

RECLASSIFICATIONS: Some items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE B - BASIC AND DILUTED EARNINGS PER COMMON SHARE

A reconciliation of the numerators and denominators of basic and diluted earnings per common share for the years ended is presented below:



                                                                            2000            1999           1998
                                                                            ----            ----           ----
BASIC EARNINGS PER COMMON SHARE

     Net income (in thousands)                                           $     3,375    $     3,300     $     3,549
                                                                         ==========================================

     Weighted average common shares outstanding                            1,947,384      2,027,015       2,084,821

     Less:  Unallocated ESOP shares                                          (15,400)       (15,400)         (2,566)
                                                                         ------------------------------------------

     Weighted average common shares outstanding for basic
       earnings per common share                                           1,931,984      2,011,615       2,082,255
                                                                         ==========================================

     Basic earnings per common share                                     $      1.75    $      1.64     $      1.70
                                                                         ==========================================

DILUTED EARNINGS PER COMMON SHARE

     Net income (in thousands)                                           $     3,375    $     3,300     $     3,549
                                                                         ==========================================

     Weighted average common and dilutive
       potential common shares outstanding                                 1,931,984      2,011,615       2,082,255
                                                                         ==========================================

     Diluted earnings per common share                                   $      1.75    $      1.64     $      1.70
                                                                         ==========================================


NOTE C - SECURITIES

Year end investment securities were as follows (in thousands):


                                                                            GROSS           GROSS
                                                           AMORTIZED     UNREALIZED      UNREALIZED        FAIR
AVAILABLE FOR SALE, 2000                                     COST           GAINS          LOSSES          VALUE
                                                          ---------------------------------------------------------

U.S. Treasury and Government agencies                     $    19,023    $       160    $       (20)    $    19,163
States and political subdivisions                              22,575            176            (14)         22,737
Corporate securities                                            6,031            102            (79)          6,054
Mortgage-backed securities                                      2,283                           (45)          2,238
                                                          ---------------------------------------------------------
Total debt securities                                          49,912            438           (158)         50,192
Equity securities                                               1,283                                         1,283
                                                          ---------------------------------------------------------
TOTAL                                                     $    51,195    $       438    $      (158)    $    51,475
                                                          =========================================================

There were no securities held to maturity as of December 31, 2000.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE C - SECURITIES (CONTINUED)


                                                                            GROSS           GROSS
                                                           AMORTIZED     UNREALIZED      UNREALIZED        FAIR
AVAILABLE FOR SALE, 1999                                     COST           GAINS          LOSSES          VALUE
                                                          ---------------------------------------------------------

U.S. Treasury and Government agencies                     $    15,885    $              $      (344)    $    15,541
States and political subdivisions                              28,529            106           (224)         28,411
Corporate securities                                            6,203              1            (32)          6,172
Mortgage-backed securities                                      3,278                           (96)          3,182
                                                          ---------------------------------------------------------
Total debt securities                                          53,895            107           (696)         53,306
Equity securities                                                 923                                           923
                                                          ---------------------------------------------------------
Total                                                     $    54,818    $       107    $      (696)    $    54,229
                                                          =========================================================

There were no securities held to maturity as of December 31, 1999.

Sales of available for sale securities were (in thousands):


                                                                            2000            1999           1998
                                                                         ------------------------------------------
         Proceeds                                                        $       997    $         0     $         0
         Gross gains                                                               1              0               0
         Gross losses                                                             (4)             0               0

Contractual maturities of debt securities at year-end 2000 were as follows (in thousands). Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.




                                                                                          AMORTIZED        FAIR
                                                                                            COST           VALUE
                                                                                        ---------------------------
         Due in one year or less                                                        $     8,398     $     8,400
         Due from one to five years                                                          32,342          32,582
         Due from five to ten years                                                           4,335           4,399
         Due after ten years                                                                  2,554           2,573
         Mortgage-backed securities                                                           2,283           2,238
                                                                                        ---------------------------
                                                                                        $    49,912     $    50,192
                                                                                        ===========================

Securities with a carrying value of $20,407,000 and $17,750,000 as of December 31, 2000 and 1999, respectively, were pledged to secure FHLB borrowings. Securities with an amortized cost of $2,340,000 and $2,911,000 were pledged as collateral for public deposits and for other purposes in 2000 and 1999.

Except as indicated, total securities of any state (including all its political subdivisions) were less than 10% of shareholders' equity. At year-end 2000 and 1999, the amortized cost of securities issued by the state of Michigan and all its political subdivisions totaled $11,079,000 and $13,114,000 with an estimated market value of $11,511,000 and $13,132,000, respectively.

As of July 1, 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under SFAS No. 133, all derivative instruments are recorded at their fair values. If derivative instruments are designated as hedges of fair values, both the change in the fair value of the hedge and the hedged item are included in current earnings. Fair value adjustments related to cash flow hedges are recorded in other comprehensive income and reclassified to earnings when the hedged transactions are reflected in earnings. Ineffective portions of hedges are reflected in income currently. The Company does not have any derivative instruments nor does the Company have any hedging activities. As permitted by SFAS No. 133, the Company transferred securities with an amortized cost of $19,131,000 and a fair value of $19,747,000 from the held to maturity portfolio to the available for sale portfolio. None of these securities were sold during 1999.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE D - LOANS

Loans at year-end were as follows (in thousands):


                                                                                            2000           1999
                                                                                        ---------------------------

         Commercial                                                                     $   112,748     $    96,758
         Consumer                                                                            31,411          33,190
         Real estate mortgage                                                                69,222          62,432
         Loans held for sale, net of valuation allowance of $-0- in 2000 and 1999             1,024             991
                                                                                        ---------------------------
                                                                                            214,405         193,371
         Less allowance for loan losses                                                      (2,096)         (2,132)
                                                                                        ---------------------------
         LOANS, NET                                                                     $   212,309     $   191,239
                                                                                        ===========================

Certain directors and executive officers of the Company and the Bank, including their associates and companies in which they are principal owners, were loan customers of the Bank. The following is a summary of loans (in thousands) exceeding $60,000 in the aggregate to these individuals and their associates.



                                                                                            2000           1999
                                                                                        ---------------------------

         Balance at January 1                                                           $     4,502     $     3,923
         New loans                                                                            5,807           6,222
         Repayments                                                                          (5,766)         (5,487)
         Other changes, net                                                                    (430)           (156)
                                                                                        ---------------------------
         BALANCE AT DECEMBER 31                                                         $     4,113     $     4,502
                                                                                        ===========================

The unpaid principal balance of mortgage loans serviced for others, which are not included on the consolidated balance sheet, was $72,920,000 and $69,880,000 at December 31, 2000 and 1999, respectively.

Activity for capitalized mortgage servicing rights was as follows (in thousands):



                                                                            2000            1999           1998
                                                                         ------------------------------------------

         Balance at January 1                                            $       796    $       595     $       327
         Additions                                                               184            377             468
         Amortized to expense                                                   (200)          (176)           (200)
                                                                         ------------------------------------------
         BALANCE AT DECEMBER 31                                          $       780    $       796     $       595
                                                                         ==========================================

No valuation allowance for capitalized mortgage servicing rights was necessary at December 31, 2000 or 1999.


NOTE E - ALLOWANCES FOR LOAN LOSSES

Changes in the allowance for loan losses for the years ended December 31 were as follows (in thousands):


                                                                            2000            1999           1998
                                                                         ------------------------------------------

         Balance at January 1                                            $     2,132    $     2,026     $     1,863
         Provision for loan losses                                               700            852             600
         Loans charged off                                                      (942)        (1,050)           (579)
         Recoveries                                                              206            304             142
                                                                         ------------------------------------------
         Net charge-offs                                                        (736)          (746)           (437)
                                                                         ------------------------------------------

         BALANCE AT DECEMBER 31                                          $     2,096    $     2,132     $     2,026
                                                                         ==========================================

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE E - ALLOWANCES FOR LOAN LOSSES (CONTINUED)



                                                                                            2000           1999
                                                                                        ---------------------------
Information regarding impaired loans follows:

         Year end loans with allowance for loan losses allocated                        $     2,312     $     1,543
         Year end loans with no allowance for loan losses allocated                             421             700
                                                                                        ---------------------------

         Total impaired loans                                                           $     2,733     $     2,243
                                                                                        ===========================

         Amount of allowance allocated to these loans                                   $       850     $       275



                                                                            2000            1999           1998
                                                                         ------------------------------------------

         Average balance of impaired loans during the year               $     3,121    $     2,415     $     1,566

         Cash basis interest income recognized during the year           $       275    $       191     $        73

         Interest income recognized during the year                      $       257    $       200     $       102


NOTE F - PREMISES AND EQUIPMENT

Premises and equipment consist of (in thousands):


                                                                                            2000           1999
                                                                                        ---------------------------

         Land                                                                           $       786     $       786
         Buildings and improvements                                                           8,782           7,685
         Equipment                                                                            3,959           3,442
                                                                                        ---------------------------
                                                                                             13,527          11,913
         Less accumulated depreciation                                                        5,908          (5,208)
                                                                                        ---------------------------
         TOTALS                                                                         $     7,619     $     6,705
                                                                                        ===========================

Depreciation and amortization expense charged to operations was approximately $741,000, $711,000 and $599,000 in 2000, 1999 and 1998, respectively.


NOTE G - DEPOSITS

The carrying amount of domestic deposits at year-end follows (in thousands):



                                                                                            2000           1999
                                                                                        ---------------------------

         Non-interest bearing checking                                                  $    37,677     $    33,124
         Interest bearing checking                                                           39,222          38,927
         Passbook savings                                                                    29,799          30,793
         Money market accounts                                                               46,253          43,571
         Time deposits                                                                       90,289          84,774
         Other deposits                                                                       2,190           2,114
                                                                                        ---------------------------
         TOTALS                                                                         $   245,430     $   233,303
                                                                                        ===========================

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE G - DEPOSITS (CONTINUED)

The carrying amount of time deposits over $100,000 was $29,512,000 and $24,340,000 at December 31, 2000 and 1999, respectively. Interest expense on time deposits over $100,000 was $1,482,000, $1,263,000 and $1,145,000 for the
years ended December 31, 2000, 1999 and 1998, respectively.

At year-end, scheduled maturities of time deposits were as follows for the years ending December 31 (in thousands):

         2001                                                      $    66,928
         2002                                                           13,741
         2003                                                            6,881
         2004                                                            2,739
         2005                                                                -
                                                                   -----------
         TOTALS                                                    $    90,289
                                                                   ===========

Related party deposits were $1,934,000 and $2,061,000 at December 31, 2000 and 1999, respectively.


NOTE H - OTHER BORROWINGS

Other borrowings represents putable advances obtained by the Bank from the Federal Home Loan Bank (FHLB) of Indianapolis. The advances have fixed interest rates ranging from 5.71% to 6.89% until the stated call dates ranging from February 20, 2001 to July 5, 2005. On the stated call dates, the FHLB will have the option to convert the advances to a periodic adjustable rate and will continue to have this option quarterly thereafter. The advances may not be prepaid by the Bank prior to the FHLB exercising its option to convert the advances to an adjustable rate. The advances are secured by a blanket collateral agreement with the FHLB which gives the FHLB an unperfected security interest in the Bank's one-to-four family mortgage loans, U.S. Treasury and Government agencies, and highly rated private mortgage-backed securities. Eligible FHLB collateral at December 31, 2000 and 1999 was approximately $73,000,000 and $67,000,000.

At year-end 2000, scheduled principal reductions on these advances were as follows for the years ending December 31 (in thousands):


         2001                                                      $         -
         2002                                                            3,000
         2003                                                            2,000
         2004                                                           10,000
         2005                                                           10,000
         Thereafter                                                          -
                                                                   -----------
              TOTAL FHLB ADVANCES                                  $    25,000
                                                                   ===========


NOTE I - INCOME TAXES

Income tax expense consists of:


                                                         2000            1999           1998
                                                      ------------------------------------------

         Current                                      $     1,100    $     1,021     $     1,226
         Deferred                                              79            (16)            (41)
                                                      ------------------------------------------
         TOTALS                                       $     1,179    $     1,005     $     1,185
                                                      ==========================================

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE I - INCOME TAXES (CONTINUED)
Income tax expense calculated at the statutory federal income tax rate of 34% differs from actual income tax expense as follows (in thousands):



                                                                            2000            1999           1998
                                                                         ------------------------------------------

Statutory rates                                                          $     1,548    $     1,464     $     1,610
Tax-exempt interest income                                                      (288)          (358)           (350)
Increase in net cash surrender value of life insurance policies                  (87)           (77)            (82)
Other items, net                                                                   6            (24)              7
                                                                         ------------------------------------------
TOTALS                                                                   $     1,179    $     1,005     $     1,185
                                                                         ==========================================

Year-end deferred tax assets and liabilities consist of (in thousands):


                                                                                            2000           1999
                                                                                        ---------------------------
Deferred tax assets:
Net unrealized depreciation on available for sale securities                            $         -     $       200
Allowance for loan losses                                                                       484             497
Deferred compensation liability                                                                 499             502
Pension liability                                                                                90              99
Other                                                                                           144             185
                                                                                        ---------------------------
Totals                                                                                        1,217           1,483

Deferred tax liabilities:
Net unrealized appreciation on available for sale securities                                     95
Mortgage servicing rights                                                                       265             271
Other                                                                                            60              41
                                                                                        ---------------------------
Totals                                                                                          420             312
                                                                                        ---------------------------
NET DEFERRED TAX ASSET                                                                  $       797     $     1,171
                                                                                        ===========================

The Company made income tax payments of $965,000 in 2000, $1,160,000 in 1999 and $1,165,000 in 1998. An allowance against the net deferred tax asset was not considered necessary at December 31, 2000 or 1999.


NOTE J - BENEFIT PLANS

The defined benefit pension plan covers substantially all full-time employees. The benefits are based on years of service and the employee's average highest compensation during five consecutive years of employment. The funding policy is to contribute annually an amount sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as may be appropriate from time to time. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. Assets held by the plan primarily include corporate and foreign bonds and common equity securities.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE J - BENEFIT PLANS (CONTINUED)

Information about the pension plan was as follows (in thousands):


                                                                                            2000           1999
                                                                                        -----------------------
Change in benefit obligation:
     Beginning benefit obligation                                                       $    (1,415)    $    (2,326)
     Service cost                                                                              (113)           (133)
     Interest cost                                                                              (99)           (134)
     Actuarial (gain) loss                                                                     (122)            511
     Benefits paid                                                                              239             667
                                                                                        ---------------------------
     Ending benefit obligation                                                          $    (1,510)    $    (1,415)
                                                                                        ===========================

Change in plan assets, at fair value:
     Beginning plan assets                                                              $     1,772     $     2,266
     Actual return                                                                              (86)            144
     Employer contribution                                                                       80              29
     Benefits paid                                                                             (239)           (667)
                                                                                        ---------------------------
     Ending plan assets                                                                 $     1,527     $     1,772
                                                                                        ===========================

Net amount recognized:
     Funded status                                                                      $        17     $       357
     Unrecognized net actuarial gain                                                           (273)           (650)
     Unrecognized transition obligation                                                           9              13
     Unrecognized prior service cost                                                             25              37
                                                                                        ---------------------------
     Accrued pension cost                                                               $      (222)    $      (243)
                                                                                        ===========================

The components of pension expense and related actuarial assumptions were as follows:


                                                                            2000            1999           1998
                                                                         ------------------------------------------
Components of net periodic benefit cost:
     Service cost                                                        $       113    $       133     $       140
     Interest cost                                                                99            134             115
     Expected return on plan assets                                             (137)          (153)           (345)
     Net amortization and deferral                                                (6)            16             188
                                                                         ------------------------------------------
     Net periodic benefit cost                                           $        69    $       130     $        98
                                                                         ==========================================

Discount rate on benefit obligation                                             7.0%           7.0%            7.0%
Long-term expected rate of return on plan assets                                8.0%           8.0%            8.0%
Rate of compensation increase                                                   3.0%           3.0%            3.0%

The Company has an employee stock ownership plan (ESOP) for substantially all full-time employees. The Board of Directors determines the Company's contribution level annually. Assets of the plan are held in trust by the Bank and administrative costs of the plan are borne by the plan sponsor. Costs charged to operations for contributions to the plan totaled $73,000, $78,000 and $90,000 in 2000, 1999 and 1998. During 1999, the Company amended its ESOP plan to adopt 401(k) provisions allowing for employee salary deferrals to purchase either Company stock or mutual funds. Company matching is provided in Company stock. Substantially all employees have converted their ESOP accounts to the amended plan.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE J - BENEFIT PLANS (CONTINUED)

Shares held by the ESOP at year-end are as follows:


                                                                                            2000           1999
                                                                                        ---------------------------
         Allocated shares                                                                   109,438         130,502
         Unallocated shares                                                                  15,400          15,400
                                                                                        ---------------------------

         TOTAL ESOP SHARES                                                                  124,838         145,902
                                                                                        ===========================


The fair value of the allocated shares held by the ESOP is approximately $1,478,000 and $3,990,000 at December 31, 2000 and 1999, respectively. Upon distribution of shares to a participant, the participant has the right to require the Company to purchase shares at their fair value in accordance with terms and conditions of the plan. As such these shares are not classified in shareholders' equity as permanent equity.

As an incentive to retain key members of management and directors, the Bank has a deferred compensation plan whereby participants defer a portion of current compensation. Benefits are based on salary and length of service and are vested as service is provided from the date of participation through age 65. A liability is recorded on a present value basis and discounted at current interest rates. This liability may change depending upon changes in long-term interest rates. Deferred compensation expense was $216,000, $218,000 and $229,000 in 2000, 1999 and 1998. The liability for vested benefits was $1,467,000 and $1,476,000 at December 31, 2000 and 1999, respectively.

On April 17, 2000, the Company approved a Stock Option Plan to advance the interests of the Company and its shareholders by affording to directors, officers and other employees of the Company an opportunity to acquire or increase their proprietary interest in the Company using stock options. Option shares authorized under the plan total 110,000. Options are to be granted with an exercise period of 10 years or less, an exercise price of not less than the fair market value of the stock on the date the options are granted and a vesting period as determined by the Board of Directors. The plan will terminate on the earliest of: (i) March 20, 2010; (ii) when all shares have been issued through exercise of options granted under this Plan; or (iii) at any earlier time that the Board of Directors may determine. No options were granted in 2000.


NOTE K - COMMITMENTS

There are various commitments which arise in the normal course of business, such as commitments under commercial letters of credit, standby letters of credit and commitments to extend credit. Generally accepted accounting principles recognize these transactions as contingent liabilities and accordingly, they are not reflected in the accompanying financial statements. These arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies. Collateral generally consists of receivables, inventory and equipment and is obtained based on management's credit assessment of the customer.

At December 31, 2000 and 1999, respectively, the Bank had commitments under commercial letters of credit, used to facilitate customers' trade transactions, of $147,000 and $414,000.

Under standby letter of credit agreements, the Bank agrees to honor certain commitments in the event that its customers are unable to do so. At December 31, 2000 and 1999, respectively, commitments under outstanding standby letters of credit were $480,000 and $626,000.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE K - COMMITMENTS (CONTINUED)

Loan commitments outstanding to extend credit are detailed below (in thousands):



                                                                     2000           1999
                                                                 ---------------------------

     Fixed rate                                                 $      2,963    $      4,570
     Variable rate                                                    35,093          33,379
                                                                ----------------------------
     TOTALS                                                     $     38,056    $     37,949
                                                                ============================

The fixed rate commitments have stated interest rates ranging from 8.0% to 17.0%. The terms of the above commitments range from 1 to 60 months.

Management does not anticipate any losses as a result of the above related transactions; however, the above amount represents the maximum exposure to credit loss for loan commitments and commercial and standby letters of credit.

At December 31, 2000, the Company had line of credit agreements with LaSalle Bank and Fifth Third Bank for $8,000,000 and $750,000, respectively. The balances on these lines were $0 at December 31, 2000. The line of credit at LaSalle Bank is secured by Bank stock.

At December 31, 2000, the Bank had line of credit agreements with Fifth Third Bank, Bank One and Federal Home Loan Bank for $5,500,000, $7,000,000 and $4,000,000, respectively. The balances on these lines were $0 at December 31, 2000.


NOTE L - RESTRICTIONS ON TRANSFERS FROM SUBSIDIARY

Banking laws and regulations restrict the amount the Bank may transfer to the Company in the form of cash dividends, loans and advances. At December 31, 2000, approximately $5,028,000 of the subsidiaries' retained earnings is available for transfer in the form of dividends without prior regulatory approval.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE M - SOUTHERN MICHIGAN BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION

Condensed financial statements of Southern Michigan Bancorp, Inc. follow (in thousands):


Balance Sheets                                                                                 December 31,
                                                                                            2000          1999
                                                                                           ---------------------
ASSETS
Cash                                                                                    $         1     $        97
Securities available for sale                                                                 2,944           3,273
Investment in subsidiary                                                                     22,243          19,695
Premises and equipment                                                                        1,109           1,196
Other                                                                                           295             704
                                                                                        ---------------------------
TOTAL ASSETS                                                                            $    26,592     $    24,965
                                                                                        ===========================

LIABILITIES AND SHAREHOLDERS' EQUITY
Dividends payable                                                                       $       331     $       340
Other liabilities                                                                               572             645
Common stock subject to repurchase obligation in ESOP                                         1,478           3,990
Shareholders' equity                                                                         24,211          19,990
                                                                                        ---------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $    26,592     $    24,965
                                                                                        ===========================


Statements of Income                                                               Year ended December 31,
                                                                            2000            1999           1998
                                                                         ------------------------------------------

Dividends from Bank                                                      $     1,415    $     3,718     $     3,620
Interest income                                                                  151            154             167
Other income                                                                     249            269             226
Other expenses                                                                  (500)           (98)            (33)
                                                                         ------------------------------------------
                                                                               1,315          4,043           3,980
Federal income tax (expense) benefit                                              71            (35)            (85)
                                                                         ------------------------------------------
                                                                               1,386          4,008           3,895
Equity in undistributed (excess) distributed net income of
  subsidiary                                                                   1,989           (708)           (346)
                                                                         ------------------------------------------
NET INCOME                                                                     3,375          3,300           3,549

Net change in unrealized gains (losses) on securities
  available for sale                                                             574           (649)            234
                                                                         ------------------------------------------
Other comprehensive income                                                       574           (649)            234
                                                                         ------------------------------------------
COMPREHENSIVE INCOME                                                     $     3,949    $     2,651     $     3,783
                                                                         ==========================================


Statements of Cash Flows                                                           Year ended December 31,
                                                                            2000            1999           1998
                                                                         ------------------------------------------
OPERATING ACTIVITIES
Net income                                                               $     3,375    $     3,300     $     3,549
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Equity in (undistributed)/excess distributed net income of
       subsidiary                                                             (1,989)           708             346
     Depreciation                                                                 34             35              31
     Net amortization of investment securities                                    22             25              16
     Net realized gain on disposal of fixed assets                              (150)
     Other                                                                       329             54            (253)
                                                                         ------------------------------------------
Net cash from operating activities                                             1,621          4,122           3,689

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE M - SOUTHERN MICHIGAN BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION (CONTINUED)


Statements of Cash Flows (continued)                                               Year ended December 31,
                                                                            2000            1999           1998
                                                                         ------------------------------------------
INVESTING ACTIVITIES
Activity in available for sale investment securities:
     Proceeds from sales of investment securities                                799
     Maturities and calls                                                        516            776           1,977
     Purchases                                                                  (986)          (717)         (2,059)
Activity in held to maturity investment securities:
     Maturities and calls                                                                                      (250)
Proceeds from sale of premises and equipment                                     204
Additions to premises and equipment                                               (1)                           (60)
                                                                         ------------------------------------------
Net cash from investing activities                                               532             59            (392)

FINANCING ACTIVITIES
Common stock issued                                                                                             251
Cash dividends paid                                                           (1,369)        (1,428)         (1,252)
Repurchase of common stock                                                      (880)        (2,672)         (2,299)
                                                                         ------------------------------------------
Net cash from financing activities                                            (2,249)        (4,100)         (3,300)
                                                                         ------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                          (96)            81              (3)
Beginning cash and cash equivalents                                               97             16              19
                                                                         ------------------------------------------

ENDING CASH AND CASH EQUIVALENTS                                         $         1    $        97     $        16
                                                                         ==========================================

Transfers of securities held to maturity to securities
  available for sale                                                     $         -    $       250     $         -


NOTE N - FAIR VALUE INFORMATION

The following methods and assumptions were used by the Company in estimating fair values for financial instruments:

     CASH AND CASH EQUIVALENTS AND FEDERAL FUNDS SOLD: The carrying amounts reported in the balance sheet for cash and due from banks approximate those assets' fair values.

     SECURITIES: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The fair value of restricted equity securities approximates amortized cost.

     LOANS: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flows analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     OFF-BALANCE-SHEET INSTRUMENTS: Fair values for the Bank's letters of credit are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. It is not practicable to estimate the fair value of lending commitments because of the wide variety of the instruments.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE N - FAIR VALUE INFORMATION (CONTINUED)

     DEPOSITS: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of expected monthly maturities on time deposits.

     OTHER BORROWINGS: The fair value of other borrowings is estimated using discounted cash flows analysis based on the Bank's current incremental borrowing rate for similar types of borrowing arrangements.

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that if the Company had disposed of such items at December 31, 2000 and 1999, the estimated fair values would have been achieved. Market values may differ depending on various circumstances not taken into consideration in this methodology. The estimated fair values at December 31, 2000 and 1999 should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities that are not defined as financial instruments are not included in the following disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in financial statements may have value but are not included in the following disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the trained work force, customer goodwill and similar items.

The estimated fair values of the Company's financial instruments at year end are as follows (in thousands):



                                                                2000                               1999
                                                     ---------------------------        ---------------------------
                                                       CARRYING         FAIR              Carrying         Fair
                                                        AMOUNT          VALUE              Amount          Value
                                                     ---------------------------        ---------------------------
Financial assets:
Cash and cash equivalents                            $    18,489     $    18,489        $    12,046     $    12,046
Securities available for sale                             51,475          51,475             54,229          54,229
Loans                                                    212,309         208,191            191,239         190,293

Financial liabilities:
Deposits                                             $  (245,430)    $  (245,268)       $  (233,303)    $  (233,285)
Federal funds purchased                                   (4,000)         (4,000)
Other borrowings                                         (25,000)        (25,067)           (15,000)        (15,000)

Unrecognized financial instruments:
Commercial letters of credit                                         $        (3)                       $        (8)
Standby letters of credit                                                    (10)                               (13)

NOTE O - REGULATORY MATTERS

The Company and Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the consolidated financial statements.

SOUTHERN MICHIGAN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE O - REGULATORY MATTERS (CONTINUED)

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

At year end, actual capital levels (in thousands) and minimum required levels were:


                                                                                                 MINIMUM REQUIRED
                                                                                                       TO BE
                                                                         MINIMUM REQUIRED        WELL CAPITALIZED
                                                                            FOR CAPITAL       UNDER PROMPT CORRECTIVE
                                                  ACTUAL               ADEQUACY  PURPOSES        ACTION REGULATIONS
                                            -------------------       --------------------    -----------------------
                                             AMOUNT       RATIO       AMOUNT         RATIO     AMOUNT        RATIO
                                            -------------------       --------------------    -----------------------
2000
TOTAL CAPITAL (TO RISK WEIGHTED ASSETS)
  CONSOLIDATED                              $26,520        11.6%      $18,369         8.0%      $22,962       10.0%
  BANK                                       23,087        10.2        18,059         8.0        22,574       10.0
TIER 1 CAPITAL (TO RISK WEIGHTED ASSETS)
  CONSOLIDATED                               24,424        10.6         9,185         4.0        13,777        6.0
  BANK                                       20,991         9.3         9,030         4.0        13,544        6.0
TIER 1 CAPITAL (TO AVERAGE ASSETS)
  CONSOLIDATED                               24,424         8.1        12,052         4.0        15,065        5.0
  BANK                                       20,991         7.1        11,898         4.0        14,873        5.0

1999
Total capital (to risk weighted assets)
  Consolidated                              $25,300        12.0%      $16,869         8.0%      $21,086       10.0%
  Bank                                       20,425         9.8        16,673         8.0        20,842       10.0
Tier 1 capital (to risk weighted assets)
  Consolidated                               23,168        11.0         8,435         4.0        12,652        6.0
  Bank                                       18,293         8.8         8,337         4.0        12,505        6.0
Tier 1 capital (to average assets)
  Consolidated                               23,168         8.4        11,037         4.0        13,797        5.0
  Bank                                       18,293         6.7        10,917         4.0        13,646        5.0

The Company, at year-end 2000 and 1999, was categorized as well capitalized. The Bank at year-end 2000 was categorized as well capitalized. The Bank for 1999 was categorized as adequately capitalized.


NOTE P - QUARTERLY FINANCIAL DATA (UNAUDITED)



                                        INTEREST    NET INTEREST      NET                EARNINGS PER SHARE
                                         INCOME        INCOME       INCOME       BASIC     FULLY DILUTED
                                      ---------------------------------------------------------------------
2000
     FIRST QUARTER                    $     5,434  $     3,088  $       757  $       .39  $       .39
     SECOND QUARTER                         5,697        3,175          901          .47          .47
     THIRD QUARTER                          6,086        3,140          781          .40          .40
     FOURTH QUARTER                         6,028        3,145          936          .49          .49

1999
     First Quarter                    $     4,759  $     2,722  $       781  $       .38  $       .38
     Second Quarter                         4,821        2,806          969          .48          .48
     Third Quarter                          5,129        3,007          738          .37          .37
     Fourth  Quarter                        5,342        3,081          812          .41          .41

SOUTHERN MICHIGAN BANCORP, INC.
BOARD OF DIRECTORS AND STRATEGIC MANAGEMENT TEAM


BOARD OF DIRECTORS (SOUTHERN MICHIGAN BANCORP, INC.
  AND SOUTHERN MICHIGAN BANK & TRUST)

James P. Briskey - Owner, Pittsford Grain,
  Incorporated (grain elevator operator)
H. Kenneth Cole - Treasurer, Hillsdale College
William E. (Buzz) Galliers - Co-owner and Chief
  Executive Officer, G&W Display Fixtures, Inc.
  (manufacturer of display fixtures)
James T. Grohalski - President and Chief Executive
  Officer, Southern Michigan Bank & Trust (1)
Nolan E. (Rick) Hooker - Owner, Hooker Oil Co.
  (distributor of heating oil); Co-owner, Best
  American Car Washes
Gregory J. Hull - Farmer
Thomas E. Kolassa - Partner, Burnham Insurance Group
  (insurance)
James J. Morrison - Chairman of the Board of Directors of the Company; Owner, Morrison & Associates
  (insurance)
Jane L. Randall - Owner, Dally Tire Co (tire
  distributor)
Freeman E. Riddle - Owner, Spoor and Parlin, Inc.
  (farm equipment dealer)

STRATEGIC MANAGEMENT TEAM (SOUTHERN MICHIGAN BANK & TRUST)


James T. Grohalski - President & Chief Executive Officer
Jaylen Johnson - Executive Vice-President/Chief Operating
   Officer
Christopher Hugar - Senior Vice-President/Head of Lending
Danice Chartrand - Vice-President/Controller
Andrew Karr - Vice-President/Human Resources
Michael Lammers - Vice-President/Senior Trust Officer
Roy J. Messing - Vice-President/Senior Loan Officer
Patrick J. Peruchietti - Vice-President/Retail Sales
Patty Parker - Assistant Vice-President/Marketing



HONORARY DIRECTORS

John S. Furry
Gerald L. Hensley
James E. Koss
Harvey Randall
Raymond W. Smith
Jerry L. Towns


(1) Mr. Grohalski is the President and Chief Executive Officer and the only executive officer of Southern Michigan Bancorp, Inc.

SOUTHERN MICHIGAN BANCORP, INC.
SELECTED FINANCIAL DATA




                                                                     Year Ended December 31
                                                2000            1999             1998            1997             1996
                                            ----------------------------------------------------------------------------
Total interest income                       $   23,245       $   20,051      $   19,446       $   18,669      $   16,787
Net interest income                             12,548           11,616          11,414           11,226          10,183
Provision for loan losses                          700              852             600              460             267
Net income                                       3,375            3,300           3,549            3,032           3,058
Per share data:
    Basic and diluted earnings per share          1.75             1.64            1.70             1.44            1.46
    Cash dividends                                 .70              .68             .60              .52             .48
Balance sheet data:
    Other borrowings                            25,000           15,000           5,000            3,000               -
    Common stock subject to repurchase           1,478            3,990           6,029            4,899           3,555
    Equity                                      24,211           19,990          19,345           20,590          19,616
    Total assets                               303,639          275,825         266,851          238,531         235,562
Return on average assets                         1.16%            1.23%           1.42%            1.30%           1.45%
Return on average equity                        15.13%           16.37%          17.48%           14.96%          16.09%

All per share amounts have been adjusted for a 10% stock dividend declared in 1999 and a 1997 stock split effected in the form of a 100% stock dividend.


COMMON STOCK MARKET PRICES AND DIVIDENDS

The Company's common stock is regularly quoted on the OTC Bulletin Board (OTCBB). The bid prices described below are quotations reflecting inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions. There were 450 shareholders of record at February 28, 2001.

The following table sets forth the range of high and low bid information and dividends declared for the Company's two most recent fiscal years:



                                                 2000                                             1999
                             ------------------------------------------       ------------------------------------------

                                     BID PRICE                  CASH                  Bid Price                     Cash
                             -------------------------        DIVIDENDS       --------------------------       Dividends
                             HIGH BID          LOW BID        DECLARED         High Bid         Low Bid         Declared
Quarter Ended
---------------------------------------------------------------------------------------------------------------------------
March 31                    $    32.00      $    18.25       $      .19      $    33.08       $    27.00      $      .16
June 30                          20.50           17.75              .17           32.40            27.23             .17
September 30                     17.75           15.38              .17           29.70            26.10             .17
December 31                      16.13           13.50              .17           30.60            27.23             .18

There are restrictions that currently limit the Company's ability to pay cash dividends. Information regarding dividend payment restrictions is described in Note L to the consolidated financial statements for the year ended December 31, 2000.

All market price per share amounts have been adjusted for a 10% stock dividend declared in 1999.

SOUTHERN MICHIGAN BANCORP, INC.
SHAREHOLDER INFORMATION



ANNUAL MEETING

The Annual Meeting of Southern Michigan Bancorp, Inc. will be held on April 16, 2001 at 4:00 p.m. at Southern Michigan Bank & Trust, 51 W. Pearl Street, Coldwater, Michigan.

FORM 10-K

A copy of the annual report to the Securities and Exchange Commission Form 10-K will be provided free to stockholders upon written request. Address requests to Southern Michigan Bancorp, Inc., 51 West Pearl Street, Coldwater, Michigan, 49036, Attention: Jaylen T. Johnson, Secretary.

TRANSFER AGENT

Registrar and Transfer Company acts as transfer agent for the Company's stock. For information concerning the transfer of the Company's stock, call Registrar and Transfer at (800) 456-0596.

DIVIDEND REINVESTMENT

Southern Michigan Bancorp, Inc. provides an automatic dividend reinvestment plan that allows shareholders to increase their holdings without brokerage fees. For more information, call Registrar and Transfer Company at (800) 456-0596.

MARKET MAKERS

The following brokerage firms make a market for Southern Michigan Bancorp, Inc. stock:

     Hilliard Lyons, Inc., Coldwater, Michigan
               (517) 278-4333 or (800) 211-5257

     Howe Barnes Investments, Inc., Chicago, Illinois
               (312) 655-2954 or (800) 800-4693

     Robert Baird & Co., Grand Rapids, Michigan
               (616) 459-4491 or (800) 800-6200

                                   APPENDIX B
                         SOUTHERN MICHIGAN BANCORP, INC.
                             AUDIT COMMITTEE CHARTER

                                   COMPOSITION

There shall be a committee of the board of directors (the "Board") of Southern Michigan Bancorp, Inc., a Michigan corporation (the "Company"), to be known as the Audit Committee which, no later than June 14, 2001, shall have at least three (3) members, comprised solely of independent directors, as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards, subject to the exception in Rule 4310(c)(26)(B)(ii) of the NASD listing standards.

Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chair of the Audit Committee who will have authority to act on behalf of the Audit Committee between meetings.

                                RESPONSIBILITIES

The responsibilities of the Audit Committee are as follows:

1. Ensure its receipt from the outside auditor of a formal written statement, delineating all relationships between the outside auditor and the Company, consistent with the Independence Standards Board Standard No. 1.

2. Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

3. In view of the outside auditor's ultimate accountability to the Board and the Audit Committee, as representatives of the shareholders, the Audit Committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or nominate an outside auditor for shareholder approval in any proxy statement).

4. Review with the outside auditor, the Company's internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

5. Consider, in consultation with the outside auditor and management of the Company, the audit scope and procedures.

6. Review the financial statements contained in the annual report to shareholders with management and the outside auditor to determine that the outside auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

7. Meet with the internal auditor (if any), outside auditor or the management privately to discuss any matters that the Audit Committee, the internal auditor (if any), the outside auditor or the management believe should be discussed privately with the Audit Committee.

8. Review and reassess the adequacy of the Audit Committee's Charter annually.

9. Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

                                   LIMITATIONS

The Audit Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements. The review of the financial statements by the Audit Committee is not of the same nature as the audit performed by the independent accountants. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.




                                      B-2